UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ozop Energy Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	35-2540672
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

55 Ronald Reagan Blvd.

Warwick, NY 10990

(877) 785-6967

info@ozopenergy.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

801-303-5772

chase@bcjlaw.com

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(do not check if a smaller reporting company)		Emerging Growth Company	☐

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY___, 2024

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

OZOP ENERGY SOLUTIONS, INC.

2,000,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 2,000,000,000 shares of common stock to be sold by GHS Investments LLC (“GHS”) pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated May 2, 2023. If issued presently, the 2,000,000,000 shares of common stock registered for resale by GHS would represent 23.18% of our issued and outstanding shares of common stock as of July 8, 2024.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares to GHS at a price equal to 80% of the lowest daily volume weighted average trading price (the “VWAP”) of our common stock during the ten (10) consecutive trading day period preceding the date on which we deliver a put notice to GHS (the “Market Price”).

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “OZSC”. On July 8, 2024, the last reported sale price for our common stock was $0.0009 per share.

Prior to this offering, there has been a limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2024.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

3

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Ozop” the “Company,” “we,” “us,” and “our” refer to Ozop Energy Solutions, Inc., a Nevada corporation.

Item 3. SUMMARY INFORMATION, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

Corporate Background

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada. On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company to “Ozop Energy Solutions, Inc.”

Ozop Energy Systems Overview

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

OES is actively engaged in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. On April 15, 2021, OES signed a five-year lease beginning June 1, 2021, for approximately 8,100 SF in California. We are engaged in multiple business lines that include Project Development as well as Equipment Distribution. Our solar and energy storage projects involve large-scale battery and solar photovoltaics (PV) installations. The utility-scale storage business is based on an arbitrage business model in which we install multiple 1+ megawatt batteries, charge them with off-peak grid electricity under contract with the utility, then sell the power back during peak load hours at a premium, as dictated by prevailing electricity tariffs.

Solar PV: Our PV business model involves the design and construction of electrical generating PV systems that can resell power to the utilities or be used for off grid use as part of our developing Neo-Grids solution. The Neo-Grids proprietary program, patent pending, was developed for the off-grid distribution of electricity to reduce the rates, fees and charges currently burdening the EV Charging and residential carport sectors. It will also reduce the lengthy permitting processes and streamline the installations.

Electric Vehicle Chargers: The Neo-Grids, patent pending, is comprised of the design, engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. Neo-Grids will serve both the private auto and the commercial sectors. OES has license rights to the proprietary “flow” that was filed with the United States Patent and Trademark Office in March 2021. The exponential growth of the EV industry has been accelerated by the recent major commitments of most of the major car manufacturers. Our Neo-Grids business model leverages this accelerated growth by offering (1) charging locations that can be installed at a significant discount to utility-tied installations and (2) EV charger electricity that is both renewable and less expensive than comparable grid supplied power as offered by local suppliers.

OES has developed a business plan for the Neo Grids distribution solution that is being executed now and will be coming out of Research and Development for proof of concept in Q4 2021. Having identified several manufacturers and established a supply line for EV chargers, we have entered into agreements for EV charger installations as part of this proof of concept and plan to service them under multi-year agreements.

4

Equipment Distributor: OES has entered the component supply/distribution side of the renewable, resiliency and energy storage industries distributing the core components associated with commercial solar PV systems as well as onsite battery storage and power generation. The components we are distributing include PV panels, solar inverters, solar mounting systems, stationary batteries, onsite generators and other associated electrical equipment and components that are all manufactured by multiple companies, both domestic and international. These core products are sourced from management-developed relationships and are distributed through our existing network and our in-house sales team.

OES management has decades of experience in the renewable, storage and resilient energy businesses and associated markets, which include but are not limited to project finance, project development, equipment finance, construction, utility protocol, regulatory policy and technology assessment.

Where You Can Find Us

Our offices are currently located at 55 Ronald Reagan Blvd., Warwick, NY 10990. Our telephone number is (877) 785-6967.

GHS Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding:	6,628,031,093

Shares being offered:	2,000,000,000

Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

OTC Markets Symbol:	OZSC

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary

The tables and information below are derived from our consolidated financial statements for the twelve months ended December 31, 2023 and 2022.

	December 31, 2023	December 31, 2022

Cash	$1,446,029	$1,369,210
Total Assets	3,784,639	9,489,342
Total Liabilities	30,302,826	30,466,111
Total Stockholder’s Equity (Deficit)	$(26,518,187)	$(20,976,769)

Statement of Operations

	Year End December 31, 2023	Year End December 31, 2022

Revenue	$4,760,705	$16,629,450
Total Operating Expenses	5,644,981	5,959,344
Net Income (Loss) for the Period	7,369,681	6,025,812
Net Income (Loss) per Share	$0.00	$0.00

5

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non- reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Risks Related to Our Business and Industry

Readers should carefully consider the risks and uncertainties described below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the development of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our new business operations. Prospective investors should carefully consider the risk factors set out below.

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on us if the situation continues.

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should worsen, we may experience disruptions to our business including, but not limited to equipment, to our workforce, or to our business relationships with other third parties.

The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

The Company always maintains the ability for team members to work virtually.

6

We need to continue as a going concern if our business is to succeed.

Our independent registered public accounting firm reports on our audited financial statements for the years ended December 31, 2023, and 2022, indicate that there are a number of factors that raise substantial risks about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations, the excess of liabilities over assets, and our dependence upon obtaining adequate additional financing to pay our liabilities. If we are not able to continue as a going concern, investors could lose their investments.

Because of the unique difficulties and uncertainties inherent in technology development, we face a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology.

Product development involves significant time and expense and can be uncertain.

The development of technology and products for OES is costly, complex and time-consuming. Any investment into product development often involves a long wait until a return, if any, is achieved on such investment. We continue to make significant investments in research and development relating to our technology and products. Investments in new technology and processes are inherently speculative.

If we do not obtain additional financing or sufficient revenues, our business will fail.

Our business plan calls for significant expenses in connection with developing our OES systems and paying our current obligations. The Company will require additional financing to execute its business plan through raising additional capital and/or revenue. Obtaining additional financing is subject to a number of factors, including investor acceptance of OES technology and current financial condition as well as general market conditions. These factors affect the timing, amount, terms or conditions of additional financing unavailable to us. And if additional financing is not arranged, the Company faces the risk of going out of business. The Company’s management is currently engaged in actively pursuing multiple financing options in order to obtain the capital necessary to execute the Company’s business plan. There is no history upon which to base any assumption as to the likelihood we will prove successful, and we can provide investors with no assurance that we will achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	competing products;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products and/or technology may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

7

If we fail to protect our intellectual property rights, we could lose our ability to compete in the market.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of patent, trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including designing and developing products using advanced and unproven technologies in solar and electric vehicle charging applications that are intended to operate in a variety of situations. Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

8

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for on-grid solar electricity applications, or other public policies, such as tariffs or other trade remedies imposed on solar cells and modules, could negatively impact demand and/or price levels for our solar modules and systems and limit our growth or lead to a reduction in our net sales or increase our costs, thereby adversely impacting our operating results.

Although we believe that solar energy will experience widespread adoption in those applications where it competes economically with traditional forms of energy without any support programs, in certain markets our net sales and profits remain subject to variability based on the availability and size of government subsidies and economic incentives. Federal, state, and local governmental bodies in many states have provided subsidies in the form of rebates, tax incentives, and other incentives to end users. Many of these support programs expire, phase out over time, require renewal by the applicable authority, or may be amended. To the extent these support programs are reduced earlier than previously expected or are changed retroactively, such changes could negatively impact demand and/or price levels for our solar modules and systems, lead to a reduction in our net sales, and adversely impact our operating results.

Several of our key products are either single-sourced or sourced from a limited number of suppliers, and their failure to perform could cause delays and impair our ability to deliver solar modules to customers in the required quality and quantities and at a price that is profitable to us.

Our failure to obtain products that meet our quality, quantity, and cost requirements in a timely manner could interrupt or impair our ability to sell our solar modules or increase our product costs. Several of our key products are either single-sourced or sourced from a limited number of suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and adversely impact our operations.

We may be unable to profitably provide new product offerings or achieve sufficient market penetration with such offerings.

We may expand our portfolio of offerings to include solutions that build upon our core competencies but for which we have not had significant historical experience, including variations in our traditional product offerings or other offerings related to commercial and industrial customers. We cannot be certain that we will be able to ascertain and allocate the appropriate financial and human resources necessary to grow these business areas. We could invest capital into growing these businesses but fail to address market or customer needs or otherwise not experience a satisfactory level of financial return. Also, in expanding into these areas, we may be competing against companies that previously have not been significant competitors, such as companies that currently have substantially more experience than we do in the residential, commercial and industrial, or other targeted offerings. If we are unable to achieve growth in these areas, our overall growth and financial performance may be limited relative to our competitors and our operating results could be adversely impacted.

Material weaknesses in our internal control over financing reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

The Company believes that material weaknesses exist in our internal control over financial reporting as of December 31, 2023, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

9

We cannot guarantee continued sales of our products or services.

We cannot provide any assurance that our products and services will sell or continue to sell at rates they have historically. Our products and services may become less attractive compared to competing products and services, and our business would be harmed.

We may be unable to effectively implement our business model and expand.

Our business model and growth and marketing strategy is predicated on its ability to introduce our products and services to the market. We cannot assure that we will be able to execute our business plan, introducing our products and services into new markets, that customers will embrace our products compared to competing products and services already well established in those markets, that any of the target markets will adopt our products and services, or that prospective customers will agree to pay the prices for our products and services in those new markets we plan to charge. In the event prospective customers resist our products and services and paying the prices we will charge, the Company’s business, financial condition, and results of operations will be materially and adversely affected.

We may incur significant debt to finance our operations.

There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness, or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct its business.

The Company has not established consistent methods for determining the consideration paid to management.

The consideration being paid by the Company to its CEO, Mr. Conway, has not been determined based on arm’s length negotiation. While management believes that Mr. Conway’s current compensation arrangement is fair for the work being performed, there is no assurance that the consideration to management reflects the true market value of his services. Additionally, in the future, the Company may grant net profits interests to its executive officers in addition to stock options, which may further dilute shareholders’ ownership of the Company.

There is no guarantee that the Company will pay dividends to its shareholders.

The Company does not anticipate declaring and paying dividends to its shareholders in the near future. It is the Company’s current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Shares. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of the Company’s Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Company’s Board of Directors.

Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management and its affiliates to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, the Shareholders could lose their invested capital.

10

We may be subject to liabilities that are not readily identifiable at this time.

The Company may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs we would be required to be pay, regardless of the level of business or profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, suppliers, employees, and others. Litigation can cause the Company to incur substantial expenses and, if cases are lost, judgments, and awards can add to the Company’s costs.

In the course of business, the Company may incur expenses beyond what was anticipated.

Unanticipated costs may force the Company to obtain additional capital or financing from other sources or may cause the Company to lose its entire investment in the Company if it is unable to obtain the additional funds necessary to implement its business plan. There is no assurance that the Company will be able to obtain sufficient capital to implement its business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of shareholder investment in the Company is diminished.

The Company will rely on management to execute the business plan and manage the Company’s affairs.

Under applicable state corporate law and the Bylaws of the Company, the officers and directors of the Company have the power and authority to manage all aspects of the Company’s business. Shareholders must be willing to entrust all aspects of the Company’s business to its directors and executive officers.

There is no assurance the Company will always have adequate capital to conduct its business.

The Company will have limited capital available to it. If the Company’s entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then the Company’s financial condition, results of operations and business performance would be materially adversely affected.

The Company is required to indemnify its directors and officers.

The Company’s Bylaws provide that the Company will indemnify its officers and directors to the maximum extent permitted by Nevada law. If the Company were called upon to indemnify an officer or director, then the portion of its assets expended for such a purpose would reduce the amount otherwise available for the Company’s business.

We may encounter difficulties managing any growth, and if we are unable to do so, our business, financial condition and results of operations may be adversely affected.

If we are able to successfully launch our apps and websites, as our operations grow, the simultaneous management of development, production and commercialization across our target markets will become increasingly complex and may result in less-than-optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to effectively manage our operations, growth and various projects across our target markets will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively. We may be unable to successfully manage our expenses in the future, which may negatively impact our gross margins or operating margins in any particular quarter.

Risks Related to Our Intellectual Property

We may become involved in intellectual property disputes, which may disrupt our business and require us to pay significant damage awards.

Third parties may sue us for intellectual property infringement, which, if successful, could disrupt our business, cause us to pay significant damage awards or require us to pay licensing fees. We may also be required to pay penalties, judgments, royalties or significant settlement costs. If we fail or are unable to develop non-infringing technology our business could suffer.

11

Third parties may misappropriate our proprietary technologies, information, or trade secrets despite a contractual obligation not to do so.

Third parties (including joint venture, collaboration, development partners, contract manufacturers, and other contractors and shipping agents) may have custody or control of any proprietary processes and technologies developed by us. If proprietary technologies developed by us were stolen or misappropriated, they could be used by other parties who may be able to use the technologies for their own commercial gain. In the event that any proprietary technologies are developed and then misappropriated, it could be difficult for us to challenge the misappropriation or prevent reverse engineering, especially in countries with limited legal and intellectual property protection.

Risks Relating to Our Common Stock

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

To fund its operations, the Company may conduct further offerings in the future, in which case our common stock will be diluted.

To fund its business operations, the Company anticipates continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest in the Company of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. The Company’s failure or inability to raise capital when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

12

The Company may utilize debt financing to fund its operations.

If the Company undertakes debt financing to fund its operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to the Company, if at all. The Company’s failure or inability to obtain financing when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including:

●	our operating and financial performance and prospects;
●	our quarterly or annual earning or those of other companies in the same industry;
●	sales of our common stock by management of the Company;
●	public reaction to our press releases, public announcements and filing with the SEC;
●	changes in earnings estimates or recommendations by research analysts who track the Company’s common stock or the stock of other companies in the same industry;
●	strategic actions by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles; and
●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if the Company came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

13

The Company does not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time-consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 8,990,000,000 shares of common stock, par value $0.001 per share, of which 6,628,031,093 shares are issued and outstanding as of July 8, 2024. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

14

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is a very limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities, and an active trading market in our securities may not develop, or, if developed, may not be sustained. Accordingly, investors may have a difficult time selling their shares.

Our common stock is quoted through the OTC Markets, which may have an unfavorable impact on our stock price and liquidity.

The Company’s common stock is quoted on the OTC Markets, which is a significantly more limited market than the New York Stock Exchange or NASDAQ. The trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative and volatile.

The trading volume of the Company’s common stock has been and may continue to be limited and sporadic. As a result, the quoted price for the Company’s common stock on the OTC Markets may not necessarily be a reliable indicator of its fair market value.

Additionally, the securities of small capitalization companies may trade less frequently and in more limited volume than those of more established companies. The market for small capitalization companies is generally volatile, with wide price fluctuations not necessarily related to the operating performance of such companies.

Trading on the OTC Markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on OTC Markets. Trading in stock quoted on OTC Markets is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

15

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Because our CEO and director, Mr. Conway, owns a majority of the voting control of the Company, he could authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could then authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404a of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of our internal controls over financial reporting until our second annual report, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

We are susceptible to general economic conditions, natural catastrophic events and public health crises, and a potential downturn in advertising and marketing spending by advertisers could adversely affect our operating results in the near future.

Our business is subject to the impact of natural catastrophic events, such as earthquakes, or floods, public health crisis, such as disease outbreaks, epidemics, or pandemics, and all these could result in a decrease or sharp downturn of economies, including our markets and business locations in the current and future periods. The outbreak of the coronavirus (COVID-19) resulted in increased travel restrictions, and shutdown of businesses, which may cause slower recovery of the economy. We may experience impact from quarantines, market downturns and changes in customer behavior related to pandemic fears and impact on our workforce if the virus continues to spread. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. The extent to which the coronavirus impacts our results will depend on future developments and reactions throughout the world, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus. It is likely to result in a potential material adverse impact on our business, results of operations and financial condition. Wider-spread COVID-19 globally could prolong the deterioration in economic conditions and could cause decreases in or delays in advertising spending and reduce and/or negatively impact our short-term ability to grow our revenues. Any decreased collectability of accounts receivable, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

16

We are a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Because our sole officer, Mr. Conway, owns a majority of voting control of the Company and will own a majority of the voting control after this offering, we are and will continue to be after the offering a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that our compensation committee be composed entirely of independent directors;
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent;
●	directors or a nominating committee composed solely of independent directors;

If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price of 80% of the lowest VWAP during the pricing period.

GHS Investments LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at a twenty percent (20%) discount, or eighty percent (80%) of the lowest VWAP during the ten (10) consecutive trading days immediately preceding our notice to GHS of our election to exercise our “put” right.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

17

We may not have access to the full amount under the Financing Agreement.

On July 8, 2024, the lowest VWAP of the Company’s common stock during the ten (10) consecutive trading day period was approximately $0.0009 At that price we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.00072 At that discounted price, the 2,000,000,000 shares registered for issuance to GHS under the Financing Agreement would, if sold by us to GHS, result in aggregate proceeds of $1,440,000. There is no assurance the price of our common stock will remain the same as the market price or increase.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	the trading volume of our shares;
●	the number of securities analysts, market-makers and brokers following our common stock;
●	new products or services introduced or announced by us or our competitors;
●	actual or anticipated variations in quarterly operating results;
●	conditions or trends in our business industries;
●	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	sales of our common stock; and
●	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC Pink tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Item 4. USE OF PROCEEDS

The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company.

Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

18

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the GHS Financing Agreement.

Item 7. SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 2,000,000,000 shares of our common stock, which consists of shares of common stock to be sold by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent 23.18%[●] of our issued and outstanding shares of common stock as of July 8, 2024.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 6,628,031,093[●] shares of our common stock outstanding as of July 8, 2024.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

19

	Shares Owned by the Selling Stockholders	Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered		# of Shares (2)	% of Class (2)

GHS Investments LLC (3)	0	2,000,000,000	(4)	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.
(2)	Because the selling stockholders may offer and sell all or only some portion of the 2,000,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.
(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.
(4)	Consists of up to 2,000,000,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

THE OFFERING

On May 2, 2023, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $10,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective. The $10,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same, we will not be able to place a put for the full commitment under the Financing Agreement. Based on the lowest VWAP of our common stock during the ten (10) consecutive trading day period preceding July 8, 2024 of approximately $0.0009, the registration statement covers the offer and possible sale of $1,440,000 worth of our shares.

The purchase price of the common stock will be set at eighty percent (80%) of the lowest average daily volume weighted average trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 4.99%.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the put shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;

20

●	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and
●	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

Item 8. PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; or

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

21

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue 8,990,000,000 shares of common stock, par value $0.001, of which 6,628,031,093shares are issued and outstanding as of July 8, 2024. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

Currently, there are no warrants or options outstanding; nor are there any other equity or debt securities convertible into common stock other than disclosed in the “Convertible Note” paragraph above.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

22

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

23

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of the Company as of December 31, 2023, and 2022, have been included herein in reliance on the report of Prager Metis CPA’s LLC, an independent registered public accounting firm and the report is given on the authority of that firm as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock registered in the registration statement of which this prospectus is a part, is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, 14th Floor, Salt Lake City, Utah, 84111.

Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

ORGANIZATION

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

Our corporate website is located at http://ozopenergy.com, and the contents of our website are expressly not incorporated herein.

On July 10, 2020, the Company entered into a Stock Purchase Agreement (the “SPA”) with Power Conversion Technologies, Inc., a Pennsylvania corporation (“PCTI”), and Catherine Chis (“Chis”), PCTI’s Chief Executive Officer (“CEO”) and its sole shareholder. Under the terms of the SPA, the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI, from Chis in exchange for the issuance of 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock to Chis.

On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company from Ozop Surgical Corp to “Ozop Energy Solutions, Inc.”

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital.

On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurance company in the State of Delaware. EVCO is a wholly owned subsidiary of Ozop Capital. On January 7, 2022, EVCO filed with New Castle County, Delaware DBA OZOP Plus.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED will provide customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs. We work with architects, engineers, facility managers, electrical contractors and engineers.

24

On May 5, 2023, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “Amendment”) to increase the authorized capital stock of the Company to 7,000,000,000 shares, of which 6,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the Amendment with the State of Nevada on June 23, 2023.

Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-10. In the period in which the component meets held-for-sale or discontinued operations criteria the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations.

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as a loss from discontinued operations in the accompanying consolidated financial statements for the years ended December 31, 2023, and 2022.

Business Overview

Ozop Energy Systems

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date. The Company and the subleasee have agreed to work together regarding any existing Company inventory in the facility. OES currently is focused on solar panel sales to other distributors and large installation companies.

Modular Energy Distribution System: The Neo-GridTM System patent pending, consists of the design, engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. OES has acquired through a license the rights to a proprietary system, the Neo-GridsTM System (patent pending), for the capture and distribution of electrical energy for the EV market. The Neo-GridsTM System will serve both the private auto and the commercial sectors. Our Neo-GridsTM System leverages this accelerated growth by offering (1) charging locations that can be rapidly installed in restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources having little to no carbon footprint.

25

OES has developed a business plan for the Neo GridTM distribution system, a solution to alleviate the stress on the existing grid-tied infrastructure. The Company has completed its’ Neo GridTM research and development as well as the first stage that includes the specifications and engineered technical drawings. This completion of the first stage of allows us to move forward with stage two, as well as to begin to construct the first prototype or proof of concept, (“PoC”). Our PoC design is partially reliant on auto manufacturers establishing standardizations of the actual charging/discharging protocols of the batteries such as on-board inverters as well as bi-directional capabilities in electric vehicles, which have only recently been established.

Ozop Plus

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurer that reinsures in the State of Delaware. EVCO (DBA “OZOP Plus”) is a wholly owned subsidiary of Ozop Capital. EVCO has agreements with others whereby the battery premium associated with any EV VSC will be ceded to EVCO. Ozop Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the Ozop Plus marketed VSC’s will give “peace of mind” to the EV buyer.

Ozop Engineering and Design

OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED provides its’ customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs by working with architects, engineers, facility managers, electrical contractors and engineers.

OED is developing a product branded OZOP ARC. OZOP ARC is an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, OZOP ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

Sales and marketing

The Company markets its products through its websites as well as attending industry specific trade shows. Additionally, Ozop Plus markets the EV VSC in conjunction with Royal Administration Services, Inc. (“Royal”) through Royal’s agents and the Company also will begin marketing the product through various third-party websites and portals for additional direct to consumer marketing to EV owners. In April 2023, OED began marketing its’ maintenance and support contract program, named Ozop Secure to existing customers as well as through other distributors.

Competition

We compete with many companies in the various application segments including larger, more established companies with substantial capabilities, personnel and financial resources. Many of our competitors have a larger presence in global markets.

26

Employees

The Company employs 9 full time employees. Ozop also has contracts with various independent contractors and consultants to fulfill additional needs, including accounting, investor relations, business development, permitting, and other corporate functions, and may increase staff further as we expand activities and bring new projects online.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation, other than below. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Other Information

None.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Market’s OTCQB Venture Marketplace (“OTCQB”) under the symbol “OZSC”. The following table sets forth for the periods indicated the high and low traded price per share of our common stock as reported on the OTCQB. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions:

OTC Markets Group Inc. OTCQB (1)

	High $	Low $

July 1, 2023-July 11, 2024	0.0084	0.0008

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders of Record

As of July 8, 2024, we had 64 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

27

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

he following is management’s discussion and analysis of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying unaudited consolidated financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

While our financial statements are presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time, our auditors have raised a substantial doubt about our ability to continue as a going concern.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates.

The following discussion should be read in conjunction with our unaudited consolidated financial statements and the related notes that appear elsewhere in this Quarterly Report on Form 10-Q.

THE COMPANY

Ozop Energy Solutions, Inc. (the “Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date. The Company and the subleasee have agreed to work together regarding any existing Company inventory in the facility. OES currently is focused on solar panel sales to other distributors and large installation companies.

28

Modular Energy Distribution System: The Neo-GridTM System comprises of the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. The Company has acquired the license rights to the Neo-GridTM System, a proprietary system (patent pending), for the capture and distribution of electrical energy for the EV market. The Neo-GridTM System will serve both the private auto and the commercial sectors. Our Neo-GridTM System offers (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

The Company has developed a business plan for the Neo-GridTM System for the distribution of electrical energy providing a solution to the inevitable stress to the existing grid infrastructure. The Company has completed its’ research and development of the Neo-GridTM System as well as completed the first set of engineered technical drawings. This first stage of the engineered technical drawings allows us to move forward with stage two, as well as to begin to construct the first prototype or proof of concept, (“PoC”). Our PoC design is partially reliant on auto manufacturers establishing standardizations of the actual charging/discharging protocols of the batteries such as on-board inverters as well as bi-directional capabilities in electric vehicles, which have only recently been established.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company and was formed as a holding company. On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurer that reinsures in the State of Delaware. EVCO (DBA “OZOP Plus”) is a wholly owned subsidiary of Ozop Capital.

Ozop Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the Ozop Plus marketed VSC’s will give “peace of mind” to the EV buyer.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners can offer the resources needed for lighting, solar and electrical design projects. OED will provide its’ customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs by working with architects, engineers, facility managers, electrical contractors and engineers.

OED is developing a product branded OZOP ARC. OZOP ARC is an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, OZOP ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

Discontinued Operations

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as income from discontinued operations in the accompanying unaudited consolidated financial statements for the three months ended March 31, 2024, and 2023.

29

Results of Operations for the three months ended March 31, 2024, and 2023:

Revenue

For the three months ended March 31, 2024, the Company generated revenue of $251,722 compared to $2,791,198 for the three months ended March 31, 2023. Revenues from Ozop Energy Systems, Inc. (“OES”) are classified as sourced and distributed products. Revenues from Ozop Engineering and Design (“OED”) are classified as design and installation. Sales are summarized as follows:

	Three months ended March 31,
	2024	2023
Sourced and distributed products	$75,222	$2,758,798
Design and installation	176,500	32,400
Total	$251,722	$2,791,198

Sales of sourced and distributed products (solar product) were significantly lower for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. The Company believes the lower revenues were due to higher interest rates affecting homeowners’ ability and desire for residential rooftop solar installations as well as competitors lowering their selling prices to try to capture a part of the lower demand. These factors also resulted in our customers having excess inventory on hand. Design and installation revenues increased for the three months ended March 31, 2024, as the Company received additional and larger installation jobs.

Cost of sales

For the three months ended March 31, 2024, and 2023, the Company recognized $115,445 and $2,394,700, respectively, of cost of sales.

	Three months ended March 31,
	2024	2023
Sourced and distributed products	$63,331	$2,394,700
Design and installation	52,114	-
Total	$115,445	$2,394,700

During the year ended December 31, 2023, the Company reviewed its inventory valuation to determine if the historical cost of its solar panels was less than their net realizable value. Management also considers, if applicable, other factors, including known trends, market conditions, and other such issues. Based on current market conditions related to solar panels including but not limited to reduced selling prices in the industry and the abundance of inventory supply in the market, management determined that the net realizable value of certain of the Company’s inventory required a lower of cost or market adjustment of $1,495,978 (the “Inventory Adjustment”) to the historical cost of inventory purchased.

Pursuant to the Inventory Adjustment, the Company recognized a gross margin on solar products of 15.8% for the three months ended March 31, 2024, compared to 13.2% for the three months ended March 31, 2023.

Design and installation cost of sales is comprised of OED’s labor costs for each job.

Operating expenses

Total operating expenses for the three months ended March 31, 2024, and 2023, were $968,763 and $1,069,762 respectively. The operating expenses were comprised of:

	Three months ended March 31,
	2024	2023
Management fees, related parties	$240,000	$240,000
Salaries, taxes, and benefits	193,494	266,804
Professional and consulting fees	254,827	281,008
Advertising and marketing	15,671	17,772
Rent and office expenses	83,604	55,116
Insurance	60,976	48,391
General and administrative, other	120,191	160,671
Total	$968,763	$1,069,762

30

On July 10, 2020, pursuant to the PCTI transaction, the Company assumed an employment contract entered into on February 28, 2020, between the Company and Mr. Conway (the “Employment Agreement”). Mr. Conway’s compensation as adjusted was $20,000 per month. Effective January 1, 2022, the Company entered into a new employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway will receive annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Currently, the subsidiaries of Ozop Capital, OES and OED, each compensates Mr. Conway $20,000 per month. For the three months ended March 31, 2024, and 2023, the Company recorded expenses to Mr. Conway of $240,000 or each period.

Salaries, taxes, and benefits decreased for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. Ozop Energy Systems currently has 2 employees with an aggregate annual salary of $204,000 and focused on information technology and general and administrative functions. The solar distribution of this vertical is being managed by our financial consultant and the Company’s CEO. OED currently has five employees with an aggregate annual compensation of $478,000 and a daily consultant when needed. OED has allocated $52,114 of salaries to cost of sales for the three months ended March 31, 2024. EV Insurance Company has one employee with annual compensation of $125,000. The expenses per subsidiary included in operating expenses for the three months ended March 31, 2024, and 2023, are as follows:

	Three months ended March 31,
	2024	2023
Ozop Energy Systems	$55,637	$79,701
Ozop Engineering and Design	103,716	152,852
EV Insurance Company	34,141	34,251
Total	$193,494	$266,804

Professional and consulting fees decreased for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. The decrease is due to the expiration of certain consulting contracts and legal fees related to the YHS litigation. These decreases were partially offset by increases in general legal expenses and auditing fees.

Advertising and marketing expenses decreased for the three months ended March 31, 2024, compared to the three months ended March 31, 2023.

Rent and office expense (including storage, supplies, utilities, and internet costs) increased for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. The increase is the result of $55,890 expenses incurred by OES for storage fees, partially offset by decreased rent expense that on March 1, 2023, OES has subleased the Carlsbad office and warehouse to a third party.

Insurance expense increased for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. The increase was the result of increases in the Company’s general liability insurance. The Company estimates that the monthly insurance expense to be approximately $20,000 per month.

Other (Income) Expenses

Other expense, net, for the three months ended March 31, 2024, was $594,882 compared to $1,859,651 for the three months ended March 31, 2023, and were as follows.

	Three months ended March 31,
	2024	2023
Interest expense	$1,056,887	$1,221,533
(Gain) loss on change in fair value of derivatives	(462,005)	638,118
Total other (income) expense, net	$594,882	$1,859,651

31

The decrease in interest expense for the three months ended March 31, 2024, is primarily a result of the amortization period of certain note discounts that were completed in 2023. Interest expense on the face value of the principal balances of the notes payable increased due to the increased rate as a result of note defaults and extended maturity dates. For the three months ended March 31, 2024, the Company recognized a gain of $462,005 on the change in the fair value of derivatives compared to a loss of $638,118 for the three months ended March 31, 2023.

Net loss

Net loss attributable to the Company for the three months ended March 31, 2024, was $1,423,795 compared to $2,527,552 for the three months ended March 31, 2023. The change was primarily a result of the gain of $462,005 on the change in fair value of derivatives for the three months ended March 31, 2024, compared to a loss of $638,115 for the three months ended March 31, 2023. The decrease in gross profit for the three months ended March 31, 2024, compared to the three months ended March 31, 2023, partially offset the gain on the change in the fair value of derivatives.

Liquidity and Capital Resources

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2024, the Company had an accumulated deficit of $220,094,725 and a working capital deficit of $28,047,674 (including derivative liabilities of $754,073). As of March 31, 2024, the Company was in default of $3,315,000 plus accrued interest on debt instruments due to non-payment upon maturity dates. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for one year from the date of the issuance of these financial statements. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Currently, our current capital and our other existing resources will be sufficient to provide the working capital needed for our current business, however, additional capital will be required to meet our debt obligations, and to further expand our business. We may be unable to obtain the additional capital required. If we are unable to generate capital or raise additional funds when required, it will have a negative impact on our business development and financial results. These conditions raise substantial doubt about our ability to continue as a going concern as well as our recurring losses from operations, deficit in equity, and the need to raise additional capital to fund operations. This “going concern” could impair our ability to finance our operations through the sale of debt or equity securities. Management’s plans in regard to these factors are discussed in Note 2 to the unaudited consolidated financial statements filed herein.

For the three months ended March 31, 2024, we primarily funded our business operations with the existing cash on hand as of January 1, 2024, cash received from accounts receivable, and $350,555 received from sales of common stock.

As of March 31, 2024, we had cash of $1,154,964 as compared to $1,446,029 as of December 31, 2023. As of March 31, 2024, we had current liabilities of $30,435,548 (including $754,073 of derivative liabilities), compared to current assets of $2,387,874, which resulted in a working capital deficit of $28,047,674. The current liabilities are comprised of accounts payable, accrued expenses, convertible debt, derivative liabilities, lease obligations, deferred liability, notes payable and liabilities of discontinued operations.

32

Operating Activities

For the three months ended March 31, 2024, net cash used in operating activities was $641,620 compared to net cash provided by operating activities of $611,373 for the three months ended March 31, 2023.

For the three months ended March 31, 2024, our net cash used in operating activities was primarily attributable to the net loss of $1,423,795, the gain on the change in fair value of derivatives of $462,005, adjusted by non-cash items of interest expense of $332,990, and amortization and depreciation of $52,870. Net changes of $861,893 in operating assets and liabilities reduced the cash used in operating activities.

For the three months ended March 31, 2023, our net cash provided by operating activities was primarily attributable to the net loss of $2,527,552, adjusted by non-cash items of the loss on the fair value change of derivatives of $638,118, interest expense of $500,568, and amortization and depreciation of $55,912. Net changes of $1,949,690 in operating assets and liabilities added to the cash provided by operating activities.

Investing Activities

There were no investing activities for the three months ended March 31, 2024. For the three months ended March 31, 2023, the net cash used in investing activities was $2,162.

Financing Activities

For the three months ended March 31, 2024, the net cash provided by financing activities was $350,555, net of issuance costs, from the sales of common stock to GHS.

For the three months ended March 31, 2023, the net cash used in financing activities was $23,607. During the three months ended March 31, 2023, we received $526,393, net of issuance costs, from the sales of common stock to GHS. During the three months ended March 31, 2023, we made payments of $550,000 for notes payable.

Critical Accounting Policies and Estimates

Our significant accounting policies are described in more details in the notes to our financial statements appearing elsewhere in this Quarterly Report on Form 10-Q. We believe the following accounting policies to be most critical to the judgement and estimates used in the preparation of our financial statements:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

33

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of this note transaction and the effective conversion price embedded in this note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Identification of directors and executive officers.

The names and ages of our directors and executive officers are set forth below. Also included is their principal occupation(s). Our By-Laws provide for up to four directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Name	Age	Position	Beginning
Brian Conway	53	Chief Executive Officer and Interim Chief Financial Officer	February 28, 2020

Brian P. Conway, the Chief Executive Officer and Interim Chief Financial Officer brings 20 years of proven success in marketing and business development for both private and publicly traded companies. Starting off in database management and sales for Venture Direct on Madison Avenue, he crossed over to Wall Street as a co-founder of Waypoint Capital Partners. During this time, he was responsible for national sales, marketing, business and product development, national account customers, and new business relations with international and US companies while creating awareness for public companies with many of the nation’s top public relations firms. From October 1, 2014, through August 31, 2019, Mr. Conway was the CEO, CFO and Director of Ngen Technologies, Inc. (f/k/a/ Liberated Solutions, Inc.). His relationships and experience with investment bankers, non-dilutive financing, and public relations should be instrumental in moving the Company forward.

Family Relationships

None

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee, or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

34

Corporate Governance

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early-stage companies until such time as our Company further develops our business, achieves a greater revenue base, and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Code of Ethics

We adopted a Code of Ethics for Senior Financial Management to promote honest and ethical conduct and to deter wrongdoing. This Code applies to our Chief Executive Officer and Chief Financial Officer and other employees performing similar functions. The obligations of the Code of Ethics supplement, but do not replace, any other code of conduct or ethics policy applicable to our employees generally.

Under the Code of Ethics, all members of the senior financial management shall:

●	Act honestly and ethically in the performance of their duties at our company,
●	Avoid actual or apparent conflicts of interest between personal and professional relationships,
●	Provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submits to, the SEC and in other public communications by our company,
●	Comply with rules and regulations of federal, state and local governments and other private and public regulatory agencies that effect the conduct of our business and our financial reporting,
●	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing the member’s independent judgment to be subordinated
●	Respect the confidentiality of information in the course of work, except when authorized or legally obtained to disclosure such information,
●	Share knowledge and maintain skills relevant to carrying out the member’s duties within our company,
●	Proactively promote ethical behavior as a responsible partner among peers and colleagues in the work environment and community,
●	Achieve responsible use of and control over all assets and resources of our company entrusted to the member, and
●

Promptly bring to the attention of the Chief Executive Officer any information concerning (a) significant deficiencies in the design or operating of internal controls which could adversely affect to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our financial reporting or internal controls.

Director Independence

None of the members of our Board of Directors qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

In performing the functions of the audit committee, our board oversees our accounting and financial reporting process. In this function, our board performs several functions. Our board, among other duties, evaluates and assesses the qualifications of the Company’s independent auditors; determines whether to retain or terminate the existing independent auditors; meets with the independent auditors and financial management of the Company to review the scope of the proposed audit and audit procedures on an annual basis; reviews and approves the retention of independent auditors for any non-audit services; reviews the independence of the independent auditors; reviews with the independent auditors and with the Company’s financial accounting personnel the adequacy and effectiveness of accounting and financial controls and considers recommendations for improvement of such controls; reviews the financial statements to be included in our annual and quarterly reports filed with the Securities and Exchange Commission; and discusses with the Company’s management and the independent auditors the results of the annual audit and the results of our quarterly financial statements.

Our board as a whole will consider executive officer compensation, and our entire board participates in the consideration of director compensation. Our board as a whole oversees our compensation policies, plans and programs, reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers, if any, and administers our equity incentive and stock option plans, if any.

Each of our directors participates in the consideration of director nominees. In addition to nominees recommended by directors, our board will consider nominees recommended by shareholders if submitted in writing to our secretary. Our board believes that any candidate for director, whether recommended by shareholders or by the board, should be considered on the basis of all factors relevant to our needs and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, persons who beneficially own more than 10% of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. The Company does not believe that all of its directors, executive officers and greater than 10% beneficial owners complied with all such filing requirements during 2023.

35

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2023 and 2022:

(i)	our principal executive officer or other individual serving in a similar capacity during the fiscal years 2023, and 2022;

(ii)

our two most highly compensated executive officers other than our principal executive officers who were serving as executive officers at December 31, 2023, and 2022, whose compensation exceed $100,000; and

(iii)	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2023. Compensation information is shown for the fiscal years ended December 31, 2023, and 2022:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Brian P Conway (1)	2023	$960,000	$—	$—	$—	$—	$960,000
	2022	$840,000	$250,000	$—	$—	$—	$1,090,000

(1) On February 28, 2020, Mr. Conway was appointed as the Company’s Chief Executive Officer.

2023 OPTION GRANTS

There were no options to purchase shares of our Common Stock issued and outstanding as of December 31, 2023, or December 31, 2022.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

There were no outstanding equity awards for the years ended December 31, 2023, and 2022.

EXECUTIVE EMPLOYMENT AGREEMENTS

On July 10, 2020, pursuant to the PCTI transaction, the Company assumed an employment contract entered into on February 28, 2020, between the Company and Mr. Conway (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Conway received an initial annual salary of $120,000, for his position of CEO of the Company, payable monthly. Pursuant to the contract, Mr. Conway was issued 2,500 shares of Series C Preferred Stock, and on August 28, 2020, Mr. Conway was issued 1,333 shares of Series D Preferred stock and 500 shares of series E Preferred Stock.

Effective January 1, 2021, Mr. Conway’s compensation is $20,000 per month, and on September 1, 2021, Mr. Conway began receiving $10,000 per month from Ozop Capital. Effective January 1, 2022, the Company entered into a new employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway received a $250,000 contract renewal bonus and will receive an annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Ozop Capital increased Mr. Conway’s compensation to $20,000 per month in January 2022 and OES and OED began compensating Mr. Conway $20,000 in April 2022.

Other than the foregoing, currently, we do not have any written employment agreement or other formal compensation agreements with our officers and directors. Compensation arrangements are the subject of ongoing development, and we will make appropriate additional disclosures as they are further developed and formalized.

DIRECTOR COMPENSATION

Director Compensation Policies

We have not compensated our directors for their service on our Board from our inception through fiscal 2023. There are no arrangements currently in place pursuant to which directors will be compensated in the future for any services provided as a director.

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s shares as of July 8, 2024, (unless otherwise noted) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), and (iv) all executive officers and directors of the Company as a group. The table includes shares that may be acquired within 60 days of July 8, 2024, upon the exercise of stock options by employees or outside directors and shares of restricted stock.

Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and dispositive power over the shares that each of them beneficially owns.

For the beneficial ownership of the stockholders owning 5% or more of the shares, the Company relied on publicly available filings and representations of the stockholders.

Name and Title:	Class of Security	Amount of beneficial ownership	Percent of Class (1)
Executive Officers and Directors:

Brian P Conway, CEO and Director (2)	Common Stock	2,899,944,895	30.44%
	Series C Preferred Stock	2,500	100.0%
	Series D Preferred Stock	1,333	99.9%

(1) Percentages are based on 6,628,031,093shares of the Company’s common stock, 2,500 shares of Series C Preferred Stock and 1,334 shares of Series D Preferred stock issued and outstanding as of July 8, 2024. The voting rights associated with the Series C Preferred Stock in the aggregate are equal to 67% of the total vote. Series C Preferred Stock has no conversion rights. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing that number by the number of authorized shares of Series D Convertible Preferred Stock multiplied by the number of Series D shares being converted. Series D Preferred Stock has no voting rights.

(2) Includes 1,333 shares of Series D Preferred Stock convertible into 2,899,944,895 shares of common stock.

Certain Relationships and Related Transactions

For the years ended December 31, 2023, and 2022, the Company recorded expenses to its officers in the following amounts:

	Year ended December 31,
	2023	2022
CEO, parent	$960,000	$840,000
CEO, parent- bonus	-	250,000
Total	$960,000	$1,090,000

RELATED PARTY TRANSACTIONS

N/A

Item 11A. MATERIAL CHANGES

There have been no material changes in the registrant’s affairs since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q of Form 8-K filed under the Exchange Act.

Item 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

N/A

37

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

Item	Amount

SEC Registration Fee	$201
Legal Fees and Expenses*	$30,000
Accounting Fees and Expenses*	$87,500
Miscellaneous*	$-
Total*	$117,701

Item 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

On July 1, 2021, the Company issued 2,500,000 shares pursuant to an employment agreement. The shares were valued at $0.0745 per share (the market price of the common stock on the date of the issuance).

On July 1, 2021, the Company issued 2,500,000 shares pursuant to an employment agreement. The shares were valued at $0.0745 per share (the market price of the common stock on the date of the issuance).

On September 3, 2021, the Company issued 452,080 shares of common stock pursuant to a consulting agreement. The shares were valued at $0.0553 per share (the market price of the common stock on the date of the agreement).

On October 8, 2021, the Company issued 2,500,000 shares pursuant to an employment agreement. The shares were valued at $0.0445 per share (the market price of the common stock on the date of the issuance).

On October 8, 2021, the Company issued 2,500,000 shares pursuant to an employment agreement. The shares were valued at $0.0445 per share (the market price of the common stock on the date of the issuance).

On January 14, 2022, the Company issued 2,500,000 shares pursuant to an employment agreement. The shares were valued at $0.23 per share (the market price of the common stock on the date of the issuance).

On January 14, 2022, the Company issued 2,500,000 shares pursuant to an employment agreement. The shares were valued at $0.23 per share (the market price of the common stock on the date of the issuance).

The Company issued the foregoing securities in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) promulgated thereunder, as there was no general solicitation to the investors and the transactions did not involve a public offering.

38

F-1

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash	$1,154,964	$1,446,029
Prepaid expenses	80,043	75,103
Accounts receivable	125,569	168,770
Inventory	1,027,298	1,089,979
Total Current Assets	2,387,874	2,779,881

Operating lease right-of-use asset, net	337,036	372,451
Property and equipment, net	601,443	618,899
Other assets	13,408	13,408
TOTAL ASSETS	$3,339,761	$3,784,639

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$8,822,759	$8,026,784
Convertible notes payable	25,000	25,000
Current portion of notes payable, net of discounts	19,156,250	18,837,500
Derivative liabilities	754,073	1,216,078
Operating lease liability, current portion	151,800	147,993
Deferred liability	490,855	490,495
Liabilities of discontinued operations	1,034,811	1,038,384
Total Current Liabilities	30,435,548	29,782,234

Long Term Liabilities
Notes payable, net of discount	298,443	284,203
Operating lease liability, net of current portion	197,197	236,389
TOTAL LIABILITIES	30,931,188	30,302,826

COMMITMENTS AND CONTINGENCIES

Stockholders’ Deficit
Preferred stock (10,000,000 shares authorized, par value $0.001) Series C Preferred Stock (50,000 shares authorized and 2,500 shares issued and outstanding, par value $0.001)	3	3
Series D Preferred Stock (4,570 shares authorized and 1,334 shares issued and outstanding, par value $0.001)	1	1
Series E Preferred Stock (3,000 shares authorized, -0- issued and outstanding, par value $0.001)	-	-
Common stock (6,990,000,000 shares authorized, par value $0.001; 5,821,817,128 and 5,481,513,400 shares issued and outstanding as of March 31, 2024, and December 31, 2023, respectively)	5,821,817	5,481,513
Treasury stock, at cost, 47,500 shares of Series C Preferred Stock and 18,667 shares of Series D Preferred Stock	(11,249,934)	(11,249,934)
Common stock to be issued; 637,755 shares	638	638
Additional paid in capital	198,715,100	198,704,849
Accumulated deficit	(220,094,275)	(218,670,480)
Total Ozop Energy Solutions, Inc. stockholders’ deficit	(26,806,650)	(25,733,410)
Noncontrolling interest	(784,777)	(784,777)
TOTAL STOCKHOLDERS’ DEFICIT	(27,591,427)	(26,518,187)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,339,761	$3,784,639

The accompanying notes are an integral part of these consolidated financial statements.

F-2

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Revenue	$251,722	$2,791,198
Cost of revenue	115,445	2,394,700
Gross profit	136,277	396,498

Operating expenses:
General and administrative, related parties	240,000	240,000
General and administrative, other	728,763	829,762
Total operating expenses	968,763	1,069,762

Loss from continuing operations	(832,486)	(673,264)

Other (income) expenses:
Interest expense	1,056,887	1,221,533
Loss (gain) on change in fair value of derivatives	(462,005)	638,118
Total Other (Income) Expenses	594,882	1,859,651

Loss from continuing operations before income taxes	(1,427,368)	(2,532,915)
Income tax provision	-	-
Net loss from continuing operations	(1,427,368)	(2,532,915)
Discontinued Operations:
Income from discontinued operations	3,573	5,363
Net loss	$(1,423,795)	$(2,527,552)

Loss from contuining operations per share of common stock basic and fully diluted	$(0.00)	$(0.00)
Income from discontinued operations per share of common stock basic and fully diluted	$0.00	$0.00
Loss per share basic and fully diluted	$(0.00)	$(0.00)

Weighted average shares outstanding
Basic and diluted	5,670,128,359	4,834,943,957

The accompanying notes are an integral part of these consolidated financial statements.

F-3

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(Unaudited)

	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Interest	(Deficit)
Balances January 1, 2024	637,755	$638	2,500	$3	1,334	$1	5,481,513,400	$5,481,513	$(11,249,934)	$198,704,849	$(218,670,480)	$(784,777)	$(26,518,187)

Issuance of shares of common stock sold, net of issuance costs of $12,384	-	-	-	-	-	-	340,303,728	340,304	-	10,251	-	-	350,555

Net loss	-	-	-	-	-	-	-	-	-	-	(1,423,795)	-	(1,423,795)
Balances March 31, 2024	637,755	$638	2,500	$3	1,334	$1	5,821,817,128	$5,821,817	$(11,249,934)	$198,715,100	$(220,094,275)	$(784,777)	$(27,591,427)

The accompanying notes are an integral part of these consolidated financial statements

F-4

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(Unaudited)

	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Interest	(Deficit)
Balances January 1, 2023	637,755	$638	2,500	$3	1,334	$1	4,771,275,349	$4,771,275	$(11,249,934)	$197,586,824	$(211,300,799)	$(784,777)	$(20,976,769)

Issuance of shares of common stock sold, net of issuance costs of $19,110	-	-	-	-	-	-	107,756,783	107,757	-	418,636	-	-	526,393

Net income	-	-	-	-	-	-	-	-	-	-	(2,527,552)	-	(2,527,552)
Balances March 31, 2023	637,755	$638	2,500	$3	1,334	$1	4,879,032,132	$4,879,032	$(11,249,934)	$198,005,460	$(213,828,351)	$(784,777)	$(22,977,928)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss from continuing operations	$(1,427,368)	$(2,532,915)
Net income from discontinued operations	3,573	5,363
Net loss	(1,423,795)	(2,527,552)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Non-cash interest expense	332,990	500,568
Amortization and depreciation	52,870	55,912
(Gain) loss on fair value change of derivatives	(462,005)	638,118
Changes in operating assets and liabilities:
Accounts receivable	43,201	(36,270)
Inventory	62,681	1,952,844
Prepaid expenses	(4,941)	(9,915)
Vendor deposits	-	(633,445)
Accounts payable and accrued expenses	795,977	708,358
Deferred revenue	360	-
Operating lease liabilities	(35,385)	(31,882)
Net cash provided by (used in) continuing operations	(638,047)	616,736
Net cash used in discontinued operations	(3,573)	(5,363)
Net cash provided by (used in) operating activities	(641,620)	611,373

Cash flows from investing activities:
Purchase of office and computer equipment	-	(2,162)
Net cash used in investing activities	-	(2,162)

Cash flows from financing activities:
Proceeds from sale of common stock, net of costs	350,555	526,393
Payments of principal of notes payable	-	(550,000)
Net cash provided by (used in) financing activities	350,555	(23,607)

Net increase (decrease) in cash	(291,065)	585,604

Cash, Beginning of period	1,446,029	1,369,210

Cash, End of period	$1,154,964	$1,954,814

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

OZOP ENERGY SOLUTIONS, INC.

Notes to Consolidated Financial Statements

March 31, 2024

(Unaudited)

NOTE 1 - ORGANIZATION

Business

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company from Ozop Surgical Corp to “Ozop Energy Solutions, Inc.”

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital.

On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurance company in the State of Delaware. EVCO is a wholly owned subsidiary of Ozop Capital. On January 7, 2022, EVCO filed with New Castle County, Delaware DBA OZOP Plus.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED will provide customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs. We work with architects, engineers, facility managers, electrical contractors and engineers.

On May 5, 2023, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “Amendment”) to increase the authorized capital stock of the Company to 7,000,000,000 shares, of which 6,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the Amendment with the State of Nevada on June 23, 2023.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2024, the Company had an accumulated deficit of $220,094,275 and a working capital deficit of $28,047,674 (including derivative liabilities of $754,073). As of March 31, 2024, the Company was in default of $3,315,000 plus accrued interest on debt instruments due to non-payment upon maturity dates. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for one year from the date of the issuance of these financial statements. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-7

Management’s Plans

As a public company, Management believes it will be able to access the public equities market for fund raising for product development, sales and marketing and inventory requirements as we expand our distribution in the U.S. market.

On May 2, 2023, the Company entered into an Equity Financing Agreement (the “Financing Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS. Under the terms of the Financing Agreement, GHS has agreed to provide the Company with up to $10,000,000 of funding upon effectiveness of a registration statement on Form S-1. Pursuant to the effectiveness of the registration statement on July 19, 2023, the Company has the right to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice will not exceed two hundred fifty percent (250%) of the average of the daily trading dollar volume of the Company’s common stock during the ten (10) trading days preceding the put, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Financing Agreement, GHS and its affiliates will not be permitted to purchase, and the Company may not put shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding common stock. The price of each put share shall be equal to eighty percent (80%) of the lowest daily volume weighted average price of the Company’s common stock for the ten (10) consecutive trading days preceding the date on which the applicable put is delivered to GHS. No put will be made in an amount equaling less than $10,000 or greater than $750,000. Puts may be delivered by the Company to GHS until the earlier of twenty-four (24) months after the effectiveness of the registration statement on Form S-1 or the date on which GHS has purchased an aggregate of $10,000,000 worth of put shares. During the year ended December 31, 2023, the Company sold to GHS 587,432,649 shares of common stock and received $1,230,043 net of offering costs. During the three months ended March 31, 2024, the Company sold to GHS 146,517,693 shares of common stock for proceeds of $172,117 net of offering costs.

On January 26, 2024, the Company receive a Notice of Effectiveness for the sale of up to One Billion (1,000,000,000) shares of the Company’s common stock to GHS, pursuant to the May 2, 2023, Financing Agreement and Registration Rights Agreement. The terms and conditions are similar to the terms and conditions of the July 19, 2023, registration statement. During the quarter ended March 31, 2024, the Company sold to GHS 193,786,035 shares of common stock and received $178,438, net of offering costs. Subsequent to March 31, 2024, the Company has sold to GHS 298,285,992 shares of common stock for proceeds of $187,995, net of offering costs.

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date. The Company and the subleasee have agreed to work together regarding any existing Company inventory in the facility. OES currently is focused on solar panel sales to other distributors and large installation companies.

Modular Energy Distribution System: The Neo-GridTM System comprises of the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. The Company has acquired the license rights to the Neo-GridTM System, a proprietary system (patent pending), for the capture and distribution of electrical energy for the EV market. The Neo-GridTM System will serve both the private auto and the commercial sectors. Our Neo-GridTM System offers (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

F-8

The Company has developed a business plan for the Neo-GridTM System for the distribution of electrical energy providing a solution to the inevitable stress to the existing grid infrastructure. The Company has completed its’ research and development of the Neo-GridTM System as well as completed the first set of engineered technical drawings. This first stage of the engineered technical drawings allows us to move forward with stage two, as well as to begin to construct the first prototype or proof of concept, (“PoC”). Our PoC design is partially reliant on auto manufacturers establishing standardizations of the actual charging/discharging protocols of the batteries such as on-board inverters as well as bi-directional capabilities in electric vehicles, which have only recently been established.

Ozop Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the Ozop Plus marketed VSC’s will give “peace of mind” to the EV buyer.

OED is developing a product branded OZOP ARC. OZOP ARC is an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, OZOP ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2024, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2024, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Current Report on Form 10-K filed on April 16, 2024.

The unaudited consolidated financial statements include the accounts of the Company and Ozop Energy Systems, Inc. and the Company’s other wholly owned subsidiaries Ozop Capital Partners, Inc., Ozop Engineering and Design, Inc., Power Conversion Technologies, Inc. (“PCTI”), Ozop LLC, Ozop HK and Spinus, LLC (“Spinus”). All intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited consolidated financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”).

F-9

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash and cash equivalent balances may, at certain times, exceed federally insured limits. The Company has no cash equivalents at March 31, 2024, and December 31, 2023.

Sales Concentration and credit risk

Following is a summary of customers who accounted for more than ten percent (10%) of the Company’s revenues for the three months ended March 31, 2024, and 2023, and their accounts receivable balance as of March 31, 2024:

	Sales % Three Months Ended March 31, 2024	Sales % Three Months Ended March 31, 2023	Accounts receivable balance March 31, 2024
Customer A	67%	-	$39,800
Customer B	10%	-	$39,679
Customer C	-	97%	$-

Accounts Receivable

The Company records accounts receivable at the time products and services are delivered. An allowance for losses is established through a provision for losses charged to expenses. Receivables are charged against the allowance for losses when management believes collectability is unlikely. The allowance (if any) is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectability of the accounts and prior loss experience.

Inventory

Inventories are valued at the lower of cost or net realizable value, with cost determined on the first-in, first-out basis. Inventory costs consist of finished goods. In evaluating the net realizable value of inventory, management also considers, if applicable, other factors, including known trends, market conditions, currency exchange rates and other such issues. Finished goods inventories as of March 31, 2024, and December 31, 2023, were $1,027,298 and $1,089,979, respectively. Based on current market conditions related to solar panels including but not limited to reduced selling prices in the industry and the abundance of inventory supply in the market, management determined that the net realizable value of certain of the Company’s inventory required a lower of cost or market adjustment of $1,495,978 to the historical cost of inventory purchases for the year ended December 31, 2023. There are no inventory markdowns for the three months ended March 31, 2024, and 2023.

Purchase concentration

OES purchases finished renewable energy products from its suppliers. For the three months ended March 31, 2023, there was one supplier that accounted for 100%. For the three months ended March 31, 2024, the Company made no purchases.

F-10

Property, plant, and equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. The estimated useful lives of property and equipment is as follows:

Building	10-25 years
Office furniture and equipment	3-5 years
Warehouse equipment	7 years

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, from the commercial sales of products or providing services by: (1) identify the contract (if any) with a customer; (2) identify the performance obligations in the contract (if any); (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract (if any); and (5) recognize revenue when each performance obligation is satisfied. The Company has no outstanding contracts with any of its’ customers. The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product and is based on the applicable shipping terms for product sales or upon delivery of service to the customer for installation services. Any advance payments are recorded as current liability until revenue is recognized.

For product sales contracts with customers, ownership of the goods and associated revenue are transferred to customers at a point in time, generally upon shipment of a product to the customer or receipt of the product by the customer and without significant judgments. For the periods covered herein, we did not have post shipment obligations such as training or installation, customer acceptance provisions, credits and discounts, rebates and price protection, or other similar privileges.

For installation services contracts with customers, the Company invoices the customer upon completion of the job and recognizes revenue based on the invoiced amount.

The following table disaggregates our revenue by major source for the three months ended March 31, 2024, and 2023:

	Three months ended March 31,
	2024	2023
Sourced and distributed products	$75,222	$2,758,798
OED Installations	176,500	32,400
Total	$251,722	$2,791,198

Revenues from sourced and distributed products were previously purchased from suppliers as finished goods and were either in the Carlsbad warehouse or in a third-party warehouse.

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as incurred. For the three months ended March 31, 2024, and 2023, the Company recorded advertising and marketing expenses of $15,671 and $17,772, respectively.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

F-11

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of this note transaction and the effective conversion price embedded in this note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-10. In the period in which the component meets held-for-sale or discontinued operations criteria the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations.

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as income from discontinued operations in the accompanying unaudited consolidated financial statements for the three months ended March 31, 2024, and 2023. For additional information, see Note 14- Discontinued Operations.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Our CEO and Chairman holds sufficient shares of the Company’s voting preferred stock that give sufficient voting rights under the articles of incorporation and bylaws of the Company such that the CEO and Chairman can at any time unilaterally vote to increase the number of authorized shares of common stock of the Company, without the need to call a general meeting of common shareholders of the Company.

F-12

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity, or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial Instruments Classified as Liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in the fair value of its financial instruments classified as liabilities are recorded as other income (expenses).

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
●	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3 - Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

From time to time, certain of the Company’s embedded conversion features on debt and outstanding warrants have been treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to fully settle conversion features of the instruments if exercised. In this case, the Company utilized the latest inception date sequencing method to reclassify outstanding instruments as derivative instruments. These contracts were recognized at fair value with changes in fair value recognized in earnings until such time as the conditions giving rise to such derivative liability classification were settled.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable and accrued expenses and certain notes payable, approximate their fair values because of the short maturity of these instruments.

The following table represents the Company’s derivative instruments that are measured at fair value on a recurring basis as of March 31, 2024, and December 31, 2023, for each fair value hierarchy level:

March 31, 2024	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$754,073	$754,073

December 31, 2023	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$1,216,078	$1,216,078

F-13

Leases

The Company accounts for leases under ASU 2016-02 (see Note 13), applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. We allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company used an incremental borrowing rate of 7.5%, for the existing lease, based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized pursuant to on a straight-line basis over the lease term and is included in rent in the unaudited consolidated statements of operations.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Segment Policy

The Company has no reportable segments as it operates in one segment: renewable energy.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of March 31, 2024, and 2023, the Company’s dilutive securities are convertible into approximately 10,280,235,000 and 8,471,310,904 shares of common stock respectively. The following table represents the classes of dilutive securities as of March 31, 2024, and 2023:

	March 31, 2024	March 31, 2023
Convertible preferred stock (1)	8,732,725,692	7,318,548,198
Unexercised common stock purchase warrants (1)	807,024,518	1,047,024,518
Convertible notes payable (1)	72,738,215	11,025,635
Promissory notes payable (1)	667,746,575	94,712,553
	10,280,235,000	8,471,310,904

(1)	The potentially dilutive shares included in the above table are limited whereby the conversion or exercise cannot result in the beneficial owner holding more than 4.99% of the then outstanding shares of common stock subsequent to any conversion or exercise. These shares were excluded from the diluted per share calculation because the effect of including these potential shares was anti-dilutive due to the Company’s net loss position.

F-14

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging —Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company does not believe the adoption of the ASU will have a material impact on the Company’s financial position, results of operations or cash flows.

Other than the above, there have been no recent accounting pronouncements or changes in accounting pronouncements during the period ended March 31, 2024, that are of significance or potential significance to the Company.

NOTE 4 – PROPERTY AND EQUIPMENT

The following table summarizes the Company’s property and equipment:

	March 31, 2024	December 31, 2023
Office equipment	$224,733	$224,733
Building and building improvements	600,000	600,000

Less: Accumulated Depreciation	(223,290)	(205,834)
Property and Equipment, Net	$601,443	$618,899

Depreciation expenses were $17,456 and $23,022 for the three months ended March 31, 2024, and 2023, respectively.

NOTE 5 - CONVERTIBLE NOTES PAYABLE

On July 10, 2020, PCTI (the accounting acquirer) assumed the balance of a past-due 15% convertible note issued by the Company on September 13, 2017. As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $25,000.

NOTE 6 – DERIVATIVE LIABILITIES

The Company determined the conversion feature of the convertible notes, which all contain variable conversion rates, represented an embedded derivative since the notes were convertible into a variable number of shares upon conversion. Accordingly, the notes are not considered to be conventional debt under ASC 815 and the embedded conversion feature was bifurcated from the debt host and accounted for as a derivative liability.

At any given time, certain of the Company’s embedded conversion features on debt and outstanding warrants may be treated as derivative liabilities for accounting purposes under ASC 815-40 due to insufficient authorized shares to settle these outstanding contracts. Pursuant to SEC staff guidance that permits a sequencing approach based on the use of ASC 815-15-25 which provides guidance for contracts that permit partial net share settlement. The sequencing approach may be applied in one of two ways: contracts may be evaluated based on (1) earliest issuance date or (2) latest maturity date. Pursuant to the sequencing approach, the Company evaluates its contracts based upon the latest maturity date.

The Company valued the derivative liabilities as of March 31, 2024, and December 31, 2023, at $754,073 and $1,216,078 respectively. For the derivative liability associated with convertible notes, the Company used the Monte Carlo simulation valuation model with the following assumptions as of March 31, 2024 and December 31, 2023, risk free interest rates at 5.38% and 5.26%, respectively, and volatility of 88% and 48%, respectively.

F-15

The following assumptions were utilized in the Black-Scholes valuation of outstanding warrants as of March 31, 2024, and December 31, 2023, risk free interest rates of 4.48% to 5.38%, and 4.3% to 5.26%, respectively, volatility of 85% to 115%, and 48% to 99%, respectively, and exercise prices of $0.0019 to $0.15.

A summary of the activity related to derivative liabilities for the three months ended March 31, 2024, is as follows:

	Derivative liabilities associated with warrants	Derivative liabilities associated with convertible notes	Total derivative liabilities

Balance January 1, 2024	$1,187,076	$29,002	$1,216,078
Change in fair value	(465,157)	3,152	(462,005)
Balance March 31, 2024	$721,919	$32,154	$754,073

NOTE 7 – NOTES PAYABLE

The Company has the following notes payable outstanding:

	March 31, 2024	December 31, 2023

Note payable, interest at 8%, matured January 5, 2020, in default	$45,000	$45,000
Other, due on demand, interest at 6%, currently in default	50,000	50,000
Note payable $750,000 face value, interest at 12%, matured August 24, 2021, in default	375,000	375,000
Note payable $389,423 face value, interest at 15%, matures November 6, 2025, net of discount of $90,980 (2024) and $105,220 (2023)	298,443	284,203
Note payable $1,000,000 face value, interest at 12%, matured November 13, 2021, in default	1,000,000	1,000,000
Note payable $2,200,000 face value, interest at 15%, matures October 31, 2024, net of discount of $99,167 (2024) and $141,667 (2023)	2,100,833	2,058,333
Note payable $11,110,000 face value, interest at 15%, matures October 31, 2024, net of discount of $495,833 (2024) and $708,333 (2023)	10,614,167	10,401,667
Note payable $3,300,000 face value, interest at 15%, matures October 31, 2024, net of discount of $148,750 (2024) and $212,500 (2023)	3,151,250	3,087,500
Note payable $3,020,000 face value, matured March 31, 2023, in default	1,820,000	1,820,000
Sub- total notes payable, net of discount	19,454,693	19,121,703
Less long-term portion, net of discount	298,443	284,203
Current portion of notes payable, net of discount	$19,156,250	$18,837,500

F-16

On November 11, 2022, the Company entered into a non-interest bearing, $3,020,000 face value promissory note with a third-party lender with scheduled weekly payments and a maturity date of March 31, 2023. In exchange for the issuance of the $3,020,000 note, inclusive of an original issue discount of $250,000, and the reclass of $260,000 from accounts payable and accrued expenses the Company received proceeds of $2,510,000 on November 11, 2022, from the lender. For the three months ended March 31, 2023, amortization of the original issue discount of $181,818 was charged to interest expense. The original issue discount of $250,000 has been fully amortized as of March 31, 2023. The Company has repaid total $1,200,000 of the principal of the note through March 31, 2024, including $250,000 during the year ended December 31, 2022, and $950,000 during the year ended December 31, 2023 (among which, $550,000 was repaid during the three months ended March 31, 2023). As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $1,820,000 and $1,820,000, respectively. The Company is in default on the weekly payments. The Company is currently in discussions with the lender regarding an extension of the maturity date.

On December 7, 2021, the Company entered into a 12%, $3,300,000 face value promissory note with a third- party lender with a maturity date of December 7, 2022. In exchange for the issuance of the $3,300,000 note, inclusive of an original issue discount of $300,000, the Company received proceeds of $3,000,000 on December 13, 2021, from the lender. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued 75,000,000 warrants at an exercise price of $0.0067 and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $510,000 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the three months ended March 31, 2024, and 2023, $63,750 and $63,750 was charged to interest expense. As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $3,300,000 with carrying values of $3,151,250 and $3,087,500, respectively, net of unamortized discounts of $148,750 and $212,500 as of March 31, 2024, and December 31, 2023, respectively.

On March 17, 2021, the Company entered into a 12%, $11,110,000 face value promissory note with a third- party lender with a maturity date of March 17, 2022. In exchange for the issuance of the $11,110,000 note, inclusive of an original issue discount of $1,000,000 and lender costs of $110,000 the Company received proceeds of $10,000,000 on March 23, 2021, from the lender. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued 250,000,000 warrants at an exercise price of $0.0067 and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $1,700,000 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the three months ended March 31, 2024, and 2023, $212,500 and $212,500 was charged to interest expense. As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $11,110,000 with a carrying value of $10,614,167 and $10,401,667, respectively, net of unamortized discounts of $495,833 and $708,333, respectively.

On February 9, 2021, the Company entered into a 12%, $2,200,000 face value promissory note with a third- party lender with a maturity date of February 9, 2022. In exchange for the issuance of the $2,200,000 note, inclusive of an original issue discount of $200,000 the Company received proceeds of $2,000,000 on February 16, 2021, from the lender. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued 50,000,000 warrants at an exercise price of $0.0067 and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $340,000 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the three months ended March 31, 2024, and 2023, $42,500 and $42,500 was charged to interest expense. As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $2,200,000 with a carrying value of $2,100,833 and $2,058,333, respectively, net of unamortized discounts of $99,167 and $141,667, respectively.

On November 13, 2020, the Company entered into a 12%, $1,000,000 face value promissory note with a third-party due November 13, 2021. Principal payments shall be made in six instalments of $166,667 commencing 180 days from the issue date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the maturity date. The Company received proceeds of $890,000 on November 20, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $110,000. In conjunction with this note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 125,000,000 shares of common stock at an exercise price of $0.008, subject to adjustments and expires on the five-year anniversary of the issue date. As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $1,000,000. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. As of March 31, 2024, and December 31, 2023, the accrued interest is $675,452 and $615,452, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

F-17

On November 6, 2020, the Company entered into a Settlement Agreement with the holder of $120,000 of convertible notes with accrued and unpaid interest of $8,716 and a $210,000 Promissory Note dated June 23, 2020, with accrued and unpaid interest of $15,707. The Company issued a new 12% Promissory Note with a face value of $389,423 and a maturity date of November 6, 2023. In conjunction with this settlement, the Company issued a warrant to purchase 60,000,000 shares of common stock at an exercise price of $0.0075, subject to adjustments and expires on the five-year anniversary of the issue date. The Company analyzed the transaction and concluded that this was a modification to the existing debt. The investor exercised the warrant on January 14, 2021. On November 6, 2023, the maturity date of the note was extended to November 6, 2025, and the interest rate was increased to 15% per annum. The Company issued 60,000,000 warrants at an exercise price of $0.0019 and with an expiration of November 6, 2026, in exchange for the extension. The warrants were valued at $113,921 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the three months ended March 31, 2024, $14,240 was charged to interest expense. As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $389,423 with a carrying value of $298,443 and $284,203, respectively, net of unamortized discounts of $90,980 and $105,220, respectively.

On August 24, 2020 (the “Issue Date”), the Company entered into a 12%, $750,000 face value promissory note with a third-party (the “Holder”) due August 24, 2021 (the “Maturity Date”). Principal payments shall be made in six instalments of $125,000 commencing 180 days from the Issue Date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the Maturity Date. The Holder shall have the right from time to time, and at any time following an event of default, as defined on the agreement, to convert all or any part of the outstanding and unpaid principal, interest and any other amounts due into fully paid and non-assessable shares of common stock of the Company, at the lower of i) the Trading Price (as defined in the agreement) during the previous five trading days prior to the Issuance Date or ii) the volume weighted average price during the five trading days ending on the day preceding the conversion date. The Company received proceeds of $663,000 on August 25, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $87,000. In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 122,950,819 shares of common stock at an exercise price of $0.0061, subject to adjustments and expires on the five-year anniversary of the Issue Date. As of March 31, 2024, and December 31, 2023, the outstanding principal balance of this note was $375,000. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. As of March 31, 2024, and December 31, 2023, the accrued interest is $292,747 and $270,247, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

NOTE 8 – DEFERRED LIABILITY

On September 2, 2020, PCTI entered into an agreement with a third- party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. Payments are due ninety (90) days after each calendar quarter, with the first payment due on or before March 31, 2021, for revenues for the quarter ending December 31, 2020. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the note was amended, whereby in exchange for 175,000,000 shares of common stock, the royalty percentage was amended to 1.8%.

No payments have been made and the Company is in default of the agreement. On November 11, 2022, the third-party and the Company agreed to reduce the liability by $260,000 and add $260,000 to the promissory note issued on November 11, 2022.

EV Insurance Company records premiums received from the issuance of Vehicle Service Contracts (“VSC’s”) as a deferred liability. The Company will analyze the deferred liability to determine if any amounts can be recorded as income with the balance remaining in deferred liabilities or potential future claims. As of March 31, 2024, and December 31, 2023, the Company has recorded $855 and $495 as deferred liabilities related to VSC’s.

The deferred liability as of March 31, 2024, and December 31, 2023, on the consolidated balance sheets is $490,855 and $490,495, respectively.

F-18

NOTE 9 – RELATED PARTY TRANSACTIONS

Employment Agreement

On July 10, 2020, pursuant to the PCTI transaction, the Company assumed an employment contract entered into on February 28, 2020, between the Company and Mr. Conway (the “Employment Agreement”). Mr. Conway’s compensation as adjusted was $20,000 per month. Effective January 1, 2022, the Company entered into a new employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway will receive annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Currently, the subsidiaries of Ozop Capital, OES and OED, each compensates Mr. Conway $20,000 per month. For the three months ended March 31, 2024, and 2023, the Company recorded expenses to Mr. Conway of $240,000 for each period.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Agreements

On September 1, 2021, Ozop Capital entered into an advisory agreement (the “RMA Agreement”) with Risk Management Advisors, Inc. (“RMA”). Pursuant to the terms of the RMA Agreement, RMA will assist Ozop Capital in analyzing, structuring, and coordinating Ozop Capital’s participation in a captive insurance company. RMA will coordinate legal, accounting, tax, actuarial and other services necessary to implement the Company’s participation in a captive insurance company, including, but not limited to, the preparation of an actuarial feasibility study, filing of all required regulatory applications, domicile selection, structural selection, and coordination of the preparation of legal documentation. The fee for these services was $100,000. Ozop Capital agreed to pay $50,000 and to issue $50,000 of shares of restricted common stock. The parties agreed to a reduced fee of $48,000 for the year ended December 31, 2023, which has been accrued as of March 31, 2024, and December 31, 2023, and is included in accounts payable and accrued expenses on the consolidated balance sheets presented herein. As of March 31, 2024, and December 31, 2023, the Company has recorded 637,755 shares of common stock to be issued for the balance owed, in addition to the $48,000.

On March 4, 2019, the Company entered into a Separation Agreement (the “Separation Agreement”) with Salman J. Chaudhry, pursuant to which the Company agreed to pay Mr. Chaudry $227,200 (the “Outstanding Fees”) in certain increments as set forth in the Separation Agreement. As of March 31, 2024, and December 31, 2023, the balance owed Mr. Chaudhry is $162,085.

On September 2, 2020, PCTI entered into an Agreement with a third-party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the agreement was amended, whereby in exchange for 175,000,000 shares of common stock, the royalty percentage was amended to 1.8% (see Note 8). As of March 31, 2024, and December 31, 2023, the Company has recorded $243,272, respectively, and is included in accounts payable and accrued expenses on the consolidated balance sheets presented herein.

F-19

Legal matters

We know of no material, existing or pending legal proceedings against our Company.

We are involved as a plaintiff in a Complaint filed in the SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN DIEGO NORTH COUNTY (the “Complaint”) on November 14, 2022. The Complaint alleges that former employees would place an order from a customer for purchase of product from OZOP with funds the exact source of which is presently unknown. OZOP alleges that next, the customer would sell that product to OZOP’s customers at a price marked up from the price for which the customer purchased from OZOP – to the benefit of Defendants and to the detriment of OZOP, their employer at the time. The Complaint further alleges that the former employees falsely represented that the price the customer was obtaining from other suppliers and therefore was willing to pay for OZOP product decreased, which allowed them to use the customer to then sell additional product to OZOP’s customers at increasingly larger margins, thus further wrongfully enriching themselves to the detriment of their employer, OZOP. The lawsuit also alleges that the employees were also making false statements to Ozop’s customers regarding the financial condition of Ozop and the lack of module inventory.

On April 4, 2024, the Company executed a Settlement Agreement (the “Settlement”) with its former employees and Your Home Solutions Corp (“YHS”). YHS and the former employees were all defendants (the “Defendants”) in the Complaint. Pursuant to the terms of the Settlement, the Defendants are to pay the Company $500,000 within 2 days of the Settlement and $625,000 on or before sixty (60) days from the Settlement. In exchange, the Company agreed to release all Defendants from the lawsuit upon the final and full payment of $1,125,000 and to deliver 11 containers of solar panels. As of May 2, 2024, the Company received the $1,125,000, and the Company has released the 11 containers by May 6, 2024 (see Note 16).

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 11– STOCKHOLDERS’ EQUITY

Common stock

During the three months ended March 31, 2024, the Company issued 340,303,728 shares of common stock and received net proceeds of $350,555 after issuance costs of $12,384, as follows:

On January 8, 2024, the Company sold 85,134,032 shares to GHS at $0.00128 and received net proceeds of $105,767, after deducting transaction and broker fees of $3,204.

On January 25, 2024, the Company sold 61,383,661 shares to GHS at $0.00112 and received net proceeds of $66,350, after deducting transaction and broker fees of $2,400.

On February 12, 2024, the Company sold 60,722,962 shares to GHS at $0.00104 and received net proceeds of $60,864, after deducting transaction and broker fees of $2,288.

On February 28, 2024, the Company sold 62,124,323 shares to GHS at $0.00096 and received net proceeds of $57,422, after deducting transaction and broker fees of $2,218.

On March 14, 2024, the Company sold 70,938,750 shares to GHS at $0.00088 and received net proceeds of $60,152, after deducting transaction and broker fees of $2,274.

During the three months ended March 31, 2023, the Company issued 107,756,783 shares of common stock and received net proceeds of $526,393 after issuance costs of $19,110.

As of March 31, 2024, the Company has 6,990,000,000 shares of $0.001 par value common stock authorized and there are 5,821,817,128 shares of common stock issued and outstanding.

Preferred stock

As of March 31, 2024, 10,000,000 shares have been authorized as preferred stock, par value $0.001 (the “Preferred Stock”), which such Preferred Stock shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time.

F-20

Series C Preferred Stock

On July 7, 2020, the Company filed an Amended and Restated Certificate of Designation with the State of Nevada of the Company’s Series C Preferred Stock. Under the terms of the Amendment to Certificate of Designation of Series C Preferred Stock, 50,000 shares of the Company’s preferred remain designated as Series C Preferred Stock. The holders of Series C Preferred Stock have no conversion rights and no dividend rights. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the Holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to sixty-seven (67%) percent of the total vote. As of March 31, 2024, and December 31, 2023, there were 2,500 shares of Series C Preferred Stock issued and outstanding and the shares are held by Mr. Conway.

Series D Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series D Preferred Stock. On July 10, 2020, pursuant to the SPA with PCTI, the Company issued 18,667 shares of Series D preferred Stock to Chis, and on August 28, 2020, pursuant to Mr. Conway’s employment agreement, the Company issued 1,333 shares of Series D Preferred Stock to Mr. Conway. On July 13, 2021, the Company purchased 18,667 shares of the Company’s Series D Preferred Stock held by Chis.

On July 27, 2021, the Company filed with the Secretary of State of the State of Nevada an Amended and Restated Certificate of Designation of Series D Preferred Stock (the “Series D Amendment”). Under the terms of the Series D Amendment, 4,570 shares of the Company’s preferred stock will be designated as Series D Convertible Preferred Stock. The holders of the Series D Convertible Preferred Stock shall not be entitled to receive dividends. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing that number by the number of authorized shares of Series D Convertible Preferred Stock and multiply that result by the number of shares of Series D Convertible Preferred Stock being converted. Except as provided in the Series D Amendment or as otherwise required by law, no holder of the Series D Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action. The Series D Convertible Preferred Stock shall not bear any liquidation rights. On July 28, 2021, the Company closed on a Stock and Warrant Purchase Agreement (the “Series D SPA”). Pursuant to the terms of Series D SPA, an investor in exchange for $13,200,000 purchased one share of Series D Preferred Stock, and a warrant to acquire 3,236 shares of Series D Preferred Stock. As of March 31, 2024, and December 31, 2023, there were 1,334 shares, respectively, of Series D Preferred Stock issued and outstanding and a warrant to purchase 3,236 shares of Series D Preferred Stock are outstanding as of March 31, 2024, and December 31, 2023.

The warrant has a 15- year term and Partial Warrant Lock Up and Leak-Out Period. The Holder may only exercise the Warrant and purchase Warrant Shares as follows:

i.	Up to 162 (one hundred and sixty-two) Warrant Shares, at any time or times on or after five (5) business days from the closing of the Series D SPA (“the Initial Exercise Date”) subject to up to a maximum number of Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company and no later than on or before the 15th year anniversary of the Initial Exercise Date (“the Termination Date”); and

ii.	The Remainder of the Warrant representing up to 3,074 (three thousand and seventy-four) Warrant Shares (“Remaining Warrant Shares”) shall be locked up for a period of 36 (thirty-six) months from the Initial Exercise Date (“Lock Up Period”) and shall become exercisable at any time or times from the date that is the 36 (thirty-six) month anniversary of the Initial Exercise Date (“Lock Up Period Termination Date”) and no later than on or before the Termination Date, as follows:

a.	During every 1 (one) year period, starting on the day that is the Lock Up Period Termination Date, the Holder shall have the right to exercise the Remainder of the Warrant up to a maximum number of Remaining Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company during such given year (“Leak-Out Period”). The Leak-Out Period shall come into effect on the day that is the Lock Up Period Termination Date and remain effective on a yearly basis, for a period of 10 (ten) years thereafter, after which the Leak-Out Period will automatically terminate and become null and void. For clarity purposes the Remainder of the Warrant shall become freely exercisable at any time or times beginning on June 29, 2034, and until the Termination Date.

F-21

Series E Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series E Preferred Stock. Under the terms of the Certificate of Designation of Series E Preferred Stock, 3,000 shares of the Company’s preferred stock have been designated as Series E Preferred Stock. The holders of the Series E Convertible Preferred Stock shall not be entitled to receive dividends. No holder of the Series E Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, except as may be otherwise expressly required by law. At any time, the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Preferred Stock (“Optional Redemption”) at $1,000 (one thousand dollars) per share. The shares of Series E Preferred Stock have not been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration. As of March 31, 2024, and December 31, 2023, there were -0- shares of Series E Preferred Stock issued and outstanding, respectively.

NOTE 12 – NONCONTROLLING INTEREST

On August 19, 2021, the Company formed Ozop Capital. The Company initially owned 51% with PJN Holdings, LLC (“PJN”) owning 49%. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital. The Company presents interest held by noncontrolling interest holders within noncontrolling interest in the unaudited consolidated financial statements. On September 13, 2022, there was a change in the ownership percentages, as PJN returned 490,000 shares, representing their 49% ownership. As of that date, Ozop Capital is a wholly owned subsidiary of the Company. As of March 31, 2024, and December 31, 2023, the accumulative noncontrolling interest is $784,777.

NOTE 13 - OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

On April 14, 2021, the Company entered into a five-year lease which began on June 1, 2021, for approximately 8,100 square feet of office and warehouse space in Carlsbad, California, expiring May 31, 2026. Initial lease payments of $13,148 begin on June 1, 2021, and increase by approximately 2.4% annually thereafter. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 7.5%, as the interest rate implicit in most of our leases is not readily determinable. During the year ended December 31, 2021, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $702,888 for this lease. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date. The Company and the subleasee have agreed to work together regarding any existing Company inventory in the facility.

In adopting Topic 842, the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less.

F-22

Right-of-use assets are summarized below:

	March 31, 2024	December 31, 2023
Office and warehouse lease	$702,888	$702,888
Less: Accumulated amortization	(365,852)	(330,437)
Right-of-use assets, net	$337,036	$372,451

Operating lease liabilities are summarized as follows:

	March 31, 2024	December 31, 2023
Lease liability	$348,997	$384,382
Less current portion	(151,800)	(147,993)
Long term portion	$197,197	$236,389

Maturity of lease liabilities are as follows:

Amount
For the year ending December 31, 2024 (remaining period)	$129,468
For the year ending December 31, 2025	175,942
For the year ended December 31, 2026	74,030
Total	$379,440
Less: present value discount	(30,443)
Lease liability	$348,997

The Company recorded $29 and $28,701 operating lease expense (after netting off the sublease income) for the three months ended March 31, 2024, and 2023, respectively.

NOTE 14 – DISCONTINUED OPERATIONS

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as income from discontinued operations in the accompanying unaudited consolidated financial statements for the three months ended March 31, 2024, and 2023. On October 3, 2022, PCTI filed a Voluntary Petition for Non- Individuals Filing for Bankruptcy. On November 30, 2022, the Trustee filed a Notice of Abandonment of Estate Property, as it is over encumbered by the secured creditors. No objections were filed, and as such the inventory and equipment is now considered abandoned to the secured creditors to do with what they wish. In March 2023, the Trustee declared this a no-asset case and closed the bankruptcy.

The results of operations of this component, for all periods, are separately reported as “discontinued operations”. A reconciliation of the major classes of line items constituting the income (loss) from discontinued operations, net of income taxes as is presented in the unaudited Consolidated Statements of Operations for the three months ended March 31, 2024, and 2023, are summarized below:

	Three months ended March 31,
	2024	2023
Revenues	$3,573	$5,363
Cost of goods sold	-	-
Gross profit	3,573	5,363
Operating expenses	-	-
Interest expense	-	-
Income from discontinued operations	$3,573	$5,363

F-23

There are no assets as of March 31, 2024, and December 31, 2023, as the secured lender has taken possession. Liabilities of discontinued operations are separately reported as of March 31, 2024, and December 31, 2023. All liabilities are classified as current. The following tables present the reconciliation of carrying amounts of the major classes of liabilities of the Company classified as discontinued operations in the consolidated balance sheets at March 31, 2024, and December 31, 2023:

Current liabilities

	March 31, 2024	December 31, 2023
Accounts payable and accrued liabilities	$445,565	$445,565
Current portion of notes payable	589,246	589,246
Deferred revenues	-	3,573
Total current liabilities of discontinued operations	$1,034,811	$1,038,384

On May 16, 2022, Huntington National Bank (“Huntington”) filed a Complaint for Confession of Judgment (“COJ”) against Catherine Chis (“Chis”). Chis was the former CEO of PCTI and a Guarantor on Huntington’s Letter of Credit financing (“LOC”) and a Term Loan (“Term Loan”). The Chis COJ for the LOC was $352,415 and accrues per diem interest of $63.65, and the Chis COJ for the Term Loan was $141,415 and accrues per diem interest of $28.60. On June 24, 2022, Huntington filed a COJ against Power Conversion Technologies, Inc (“PCTI”). The PCTI COJ for the LOC was for $354,774 and accrues per diem interest of $63.65 and the PCTI COJ for the LOC was for $142,473 and accrues per diem interest of $28.60. On July 20, 2022, Huntington assigned the PCTI judgment against PCTI to Meraki Advisors, LLC. (“Meraki”). The Company’s understanding is Meraki is a Pennsylvania limited liability company, controlled by Chis.

Included in the Current portion of notes payable are the principal balances of Huntington’s LOC of $344,166 and Term Loan of $134,681. Accrued interest and fees on the LOC and Term Loan debt $54,256 is included in accounts payable and accrued liabilities.

NOTE 15 - INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely- than not that some or all of the deferred tax assets will not be realized.

In assessing the need for a valuation allowance, management must determine that there will be sufficient taxable income to allow for the realization of deferred tax assets. Based upon the historical and anticipated future income, management has determined that the deferred tax assets do not meet the more-likely-than-not threshold for realizability. Accordingly, there is a full valuation allowance provided against the Company’s deferred tax assets as of March 31, 2024, and December 31, 2023.

NOTE 16 – SUBSEQUENT EVENTS

From April 1, 2024, through the filing of this report, the Company sold to GHS 298,285,992 shares of common stock for proceeds of $187,995 net of offering costs.

On April 4, 2024, the Company executed a Settlement Agreement (the “Settlement”) with its former employees (see Note 10) and Your Home Solutions Corp (“YHS”). YHS and the former employees were all defendants (the “Defendants”) in the Complaint. Pursuant to the terms of the Settlement, the Defendants are to pay the Company $500,000 within 2 days of the Settlement and $625,000 on or before sixty (60) days from the Settlement. In exchange, the Company agreed to release all Defendants from the lawsuit upon the final and full payment of $1,125,000 and to deliver 11 containers of solar panels. As of May 2, 2024, the Company has received the $1,125,000, and the Company has released the 11 containers by May 6, 2024.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

F-24

OZOP ENERGY SOLUTIONS, INC.

COSOLIDATED FINANCIAL STATEMENTS

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Ozop Energy Solutions, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Ozop Energy Solutions, Inc. (the “Company”) as of December 31, 2023, and 2022, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, as of December 31, 2023, the Company had an accumulated deficit of $218,670,480 and a working capital deficit of $27,002,353 (including derivative liabilities of $1,216,078). As of December 31, 2023, the Company was in default of $3,315,000 plus accrued interest on debt instruments due to non-payment upon maturity dates. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the accompanying consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Prager Metis CPAs LLC

We have served as the Company’s auditor since 2018

Hackensack, New Jersey

April 16, 2024

F-26

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current Assets
Cash	$1,446,029	$1,369,210
Prepaid expenses	75,103	59,405
Accounts receivable	168,770	173,151
Inventory	1,089,979	3,601,026
Vendor deposits	-	3,053,821
Total Current Assets	2,779,881	8,256,613

Operating lease right-of-use asset, net	372,451	507,706
Property and equipment, net	618,899	711,615
Other assets	13,408	13,408
TOTAL ASSETS	$3,784,639	$9,489,342

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$8,026,784	$5,089,009
Convertible notes payable	25,000	25,000
Current portion of notes payable, net of discounts	18,837,500	4,447,605
Customer deposits	-	250,000
Derivative liabilities	1,216,078	4,314,270
Operating lease liability, current portion	147,993	133,508
Deferred liability	490,495	490,000
Liabilities of discontinued operations	1,038,384	1,059,837
Total Current Liabilities	29,782,234	15,809,229

Long Term Liabilities
Notes payable, net of discount	284,203	14,272,500
Operating lease liability, net of current portion	236,389	384,382
TOTAL LIABILITIES	30,302,826	30,466,111

COMMITMENTS AND CONTINGENCIES

Stockholders’ Deficit
Preferred stock (10,000,000 shares authorized, par value $0.001)
Series C Preferred Stock (50,000 shares authorized and 2,500 shares issued and outstanding, par value $0.001)	3	3
Series D Preferred Stock (4,570 shares authorized and 1,334 shares issued and outstanding, par value $0.001)	1	1
Series E Preferred Stock (3,000 shares authorized, -0- issued and outstanding, par value $0.001)	-	-
Common stock (6,990,000,000 shares authorized, par value $0.001; 5,481,513,400 and 4,771,275,349 shares issued and outstanding as of December 31, 2023, and 2022, respectively)	5,481,513	4,771,275
Treasury stock, at cost, 47,500 shares of Series C Preferred Stock and 18,667 shares of Series D Preferred Stock	(11,249,934)	(11,249,934)
Common stock to be issued; 637,755 shares	638	638
Additional paid in capital	198,704,849	197,586,824
Accumulated deficit	(218,670,480)	(211,300,799)
Total Ozop Energy Solutions, Inc. stockholders’ deficit	(25,733,410)	(20,191,992)
Noncontrolling interest	(784,777)	(784,777)
TOTAL STOCKHOLDERS’ DEFICIT	(26,518,187)	(20,976,769)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,784,639	$9,489,342

The accompanying notes are an integral part of these consolidated financial statements.

F-27

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022
Revenue	$4,760,705	$16,629,450
Cost of goods sold	5,367,636	15,281,791
Gross profit (loss)	(606,931)	1,347,659

Operating expenses:
General and administrative, related parties	960,000	1,090,000
Loss associated with early termination of vendor agreement	1,755,082	-
General and administrative, other	2,929,899	4,869,344
Total operating expenses	5,644,981	5,959,344

Loss from continuing operations	(6,251,912)	(4,611,685)

Other (income) expenses:
Interest expense	4,351,333	8,438,861
Gain on change in fair value of derivatives	(3,212,113)	(19,202,431)
Total Other (Income) Expenses	1,139,220	(10,763,570)

Income (loss) from continuing operations before income taxes	(7,391,132)	6,151,885
Income tax provision	-	-
Net income (loss) from continuing operations	(7,391,132)	6,151,885
Discontinued Operations:
Loss on disposal of assets	-	(252,538)
Income (loss) from discontinued operations, net of tax	21,451	(403,207)
Income (loss) from discontinued operations	21,451	(655,745)
Net income (loss)	(7,369,681)	5,496,140
Less: net loss attributable to noncontrolling interest	-	(529,672)
Net income (loss) attributable to Ozop Energy Solutions, Inc.	$(7,369,681)	$6,025,812

Income (loss) from continuing operations per share of common stock basic and fully diluted	$(0.00)	$0.00
Income (loss) from discontinued operations per share of common stock basic and fully diluted	$0.00	$(0.00)
Income (loss) per share basic and fully diluted	$(0.00)	$0.00

Weighted average shares outstanding
Basic and diluted	4,980,801,687	4,661,316,460

The accompanying notes are an integral part of these consolidated financial statements.

F-28

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2023

													Total
	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Interest	(Deficit)
Balances January 1, 2023	637,755	$638	2,500	$3	1,334	$1	4,771,275,349	$4,771,275	$(11,249,934)	$197,586,824	$(211,300,799)	$(784,777)	$(20,976,769)

Issuance of shares of common stock sold, net of issuance costs of $58,230	-	-	-	-	-	-	710,238,051	710,238	-	1,118,025	-	-	1,828,263

Net loss	-	-	-	-	-	-	-	-	-	-	(7,369,681)	-	(7,369,681)
Balances December 31, 2023	637,755	$638	2,500	$3	1,334	$1	5,481,513,400	$5,481,513	$(11,249,934)	$198,704,849	$(218,670,480)	$(784,777)	$(26,518,187)

F-29

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022

	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Interest	(Deficit)
Balances January 1, 2022	637,755	$638	2,500	$3	1,334	$1	4,617,362,977	$4,617,363	$(11,249,934)	$196,464,222	$(217,326,611)	$(255,105)	$(27,749,423)

Issuance of common stock for services	-	-	-	-	-	-	5,000,000	5,000	-	130,000	-	-	135,000

Issuance of shares of common stock sold, net of issuance costs of $35,822	-	-	-	-	-	-	148,912,372	148,912	-	992,602	-	-	1,141,514

Net income (loss)	-	-	-	-	-	-	-	-	-	-	6,025,812	(529,672)	5,496,140
Balances December 31, 2022	637,755	$638	2,500	$3	1,334	$1	4,771,275,349	$4,771,275	$(11,249,934)	$197,586,824	$(211,300,799)	$(784,777)	$(20,976,769)

The accompanying notes are an integral part of these consolidated financial statements.

F-30

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss) from continuing operations	$(7,391,132)	$6,151,885
Net income (loss) from discontinued operations	21,451	(655,745)
Net income (loss)	(7,369,681)	5,496,140
Adjustments to reconcile net income (loss) to net cash used in operating activities
Non-cash interest expense	1,465,518	5,938,622
Amortization and depreciation	230,134	191,818
Gain on fair value change of derivatives	(3,212,113)	(19,202,431)
Inventory write-down	1,495,978	-
Stock compensation expense	-	136,249
Termination costs of vendor agreements	1,755,082	-
Income on forfeited customer deposit	(250,000)	-
Changes in operating assets and liabilities:
Accounts receivable	4,381	1,119,649
Inventory	1,015,069	(2,812,916)
Prepaid expenses	(15,699)	33,641
Vendor deposits	1,298,739	(2,222,952)
Accounts payable and accrued expenses	2,937,774	2,275,175
Deferred revenue	495	-
Operating lease liabilities	(133,508)	(120,177)
Customer deposits	-	176,580
Net cash used in continuing operations	(777,831)	(8,990,602)
Net cash provided by (used in) discontinued operations	(21,451)	391,306
Net cash used in operating activities	(799,282)	(8,599,296)

Cash flows from investing activities:
Purchase of office and computer equipment	(2,162)	(65,202)
Net cash used in investing activities	(2,162)	(65,202)

Cash flows from financing activities:
Proceeds from sale of common stock, net of costs	1,828,263	1,141,514
Proceeds from issuances of notes payable	-	2,510,000
Payments of principal of convertible note payable and notes payable	(950,000)	(250,000)
Net cash provided by financing activities	878,263	3,401,514

Net increase (decrease) in cash	76,819	(5,262,984)

Cash, Beginning of year	1,369,210	6,632,194

Cash, End of year	$1,446,029	$1,369,210

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$245,565
Cash paid for income taxes	$-	$-

Schedule of non-cash Investing or Financing Activity:
Original issue discount included in notes payable	$-	$250,000
Reclass from prepaid expenses to fixed assets	$-	$600,000
Issuance of common stock and preferred stock for consulting fees and compensation	$-	$136,249

The accompanying notes are an integral part of these consolidated financial statements.

F-31

OZOP ENERGY SOLUTIONS, INC.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 1 - ORGANIZATION

Business

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

On July 10, 2020, the Company entered into a Stock Purchase Agreement (the “SPA”) with Power Conversion Technologies, Inc., a Pennsylvania corporation (“PCTI”), and Catherine Chis (“Chis”), PCTI’s Chief Executive Officer (“CEO”) and its sole shareholder. Under the terms of the SPA, the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI, from Chis in exchange for the issuance of 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock to Chis.

On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company from Ozop Surgical Corp to “Ozop Energy Solutions, Inc.”

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital.

On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurance company in the State of Delaware. EVCO is a wholly owned subsidiary of Ozop Capital. On January 7, 2022, EVCO filed with New Castle County, Delaware DBA OZOP Plus.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED will provide customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs. We work with architects, engineers, facility managers, electrical contractors and engineers.

On May 5, 2023, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “Amendment”) to increase the authorized capital stock of the Company to 7,000,000,000 shares, of which 6,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the Amendment with the State of Nevada on June 23, 2023.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2023, the Company had an accumulated deficit of $218,670,480 and a working capital deficit of $27,002,353 (including derivative liabilities of $1,216,078). As of December 31, 2023, the Company was in default of $3,315,000 plus accrued interest on debt instruments due to non-payment upon maturity dates. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for one year from the date of the issuance of these financial statements. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-32

Management’s Plans

As a public company, Management believes it will be able to access the public equities market for fund raising for product development, sales and marketing and inventory requirements as we expand our distribution in the U.S. market.

On April 4, 2022, the Company, and GHS Investments LLC (“GHS”). signed a Securities Purchase Agreement (the “1st GHS Purchase Agreement”) for the sale of up to Two Hundred Million (200,000,000) shares of the Company’s common stock to GHS. We may sell shares of our common stock from time to time over a six (6)- month period ending October 4, 2022, at our sole discretion, to GHS under the GHS Purchase Agreement. The purchase price shall be 85% of lowest VWAP for the ten (10) days preceding the Company’s notice to GHS for the sale of the Company’s common stock. On April 8, 2022, the Company filed a Prospectus Supplement to the Registration Statement dated October 14, 2021, regarding the GHS Purchase Agreement. On October 17, 2022, the Company and GHS extended the Maturity Date to April 4, 2023. During the year ended December 31, 2022, the Company sold to GHS 148,912,372 shares of common stock and received $1,141,514, net of offering costs. Subsequent to December 31, 2022, through January 23, 2023, the Company sold GHS 51,087,628 shares of common stock for proceeds of $205,443, net of offering costs. As of January 23, 2023, the Company sold GHS 200,000,000 shares of common stock.

On January 18, 2023, the Company and GHS. signed a Securities Purchase Agreement (the “2nd GHS Purchase Agreement”) for the sale of up to One Hundred Fifty Million (150,000,000) shares of the Company’s common stock to GHS. The terms and conditions of the 2nd GHS Purchase Agreement are similar to the terms and conditions of the 1st GHS Purchase Agreement. As of December 31, 2023, the Company has sold GHS 71,717,774 shares of common stock for proceeds of $392,777, net of offering costs.

On May 2, 2023, the Company entered into an Equity Financing Agreement (the “Financing Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS. Under the terms of the Financing Agreement, GHS has agreed to provide the Company with up to $10,000,000 of funding upon effectiveness of a registration statement on Form S-1. Pursuant to the effectiveness of the registration statement on July 19, 2023, the Company has the right to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice will not exceed two hundred fifty percent (250%) of the average of the daily trading dollar volume of the Company’s common stock during the ten (10) trading days preceding the put, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Financing Agreement, GHS and its affiliates will not be permitted to purchase, and the Company may not put shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership equalling more than 4.99% of the Company’s outstanding common stock. The price of each put share shall be equal to eighty percent (80%) of the lowest daily volume weighted average price of the Company’s common stock for the ten (10) consecutive trading days preceding the date on which the applicable put is delivered to GHS. No put will be made in an amount equalling less than $10,000 or greater than $750,000. Puts may be delivered by the Company to GHS until the earlier of twenty-four (24) months after the effectiveness of the registration statement on Form S-1 or the date on which GHS has purchased an aggregate of $10,000,000 worth of put shares. During the year ended December 31, 2023, the Company sold to GHS 587,432,649 shares of common stock and received $1,230,043 net of offering costs. From January 1, 2024, through April 16, 2024, the Company sold GHS 425,975,373 shares of common stock for proceeds of $416,696 net of offering costs.

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution. Our solar and energy storage projects involve battery and solar photovoltaics (PV) installations.

F-33

Equipment Distributor: OES operates in the component supply/distribution side of the renewable, resiliency and energy storage industries distributing the core components associated with residential and commercial solar PV systems as well as onsite battery storage and power generation. In April 2021, the Company signed a five- year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date. The Company and the subleasee have agreed to work together regarding any existing Company inventory in the facility. OES currently is focused on solar panel sales to other distributors and large installation companies.

Modular Energy Distribution System: The Neo-GridTM System comprises of the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. OES has acquired the license rights to the Neo-GridTM System, a proprietary system (patent pending), for the capture and distribution of electrical energy for the EV market. The Neo-GridTM System will serve both the private auto and the commercial sectors. The exponential growth of the EV industry has been accelerated by the recent major commitments of most of the major car manufacturers. Our Neo-GridTM System leverages this accelerated growth by offering (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

OES has developed a business plan for the Neo-GridTM System for the distribution of electrical energy providing a solution to the inevitable stress to the existing grid infrastructure. The Company has completed its’ research and development of the Neo-GridTM System as well as completed the first set of engineered technical drawings. This first stage of the engineered technical drawings allows us to move forward with stage two, as well as to begin to construct the first prototype or proof of concept, (“PoC”). Our PoC design is partially reliant on auto manufacturers establishing standardizations of the actual charging/discharging protocols of the batteries such as on-board inverters as well as bi-directional capabilities in electric vehicles, which have only recently been established. As the market growth rate of EV’s continues to rise, the stress on the existing grid-tied infrastructure shows the need for the continued development of our Neo-GridTM System solution.

Ozop Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the Ozop Plus marketed VSC’s will give “peace of mind” to the EV buyer.

●	In May 2022, the Company entered into an agreement with GS Administrators, Inc., a member of Houston-based GSFSGroup. Under the agreement, the Company will market GSFSGroup’s EV VSC’s in all states (except, California, Florida, Massachusetts, and Washington) to Ozop’s network of new and used franchised dealerships and other eligible entities. In addition to acting as an agent for the marketing, Ozop also has the right to white label the product under its’ Ozop Plus brand. Ozop’s role won’t be limited to marketing the product. GSFSGroup plans to tap into Ozop’s experience relative to battery collection and disposal and has agreed to insurance risk sharing in connection with the insurance policies that back the VSC’s. GSFSGroup is working on getting the approvals needed for the above four (4) states.

●	On June 22, 2022, the Company entered into an Agent Agreement with Royal Administration Services, Inc. (“Royal”). Under the agreement, the Company will market Royal’s EV VSC’s and has the right to white label it under Ozop Plus. Royal has agreed to allow Ozop Plus on all VSC’s, marketed by Royal and the Company, to assume all the risk related to the electric battery at an agreed upon premium. The battery premium is dependent on the consumer’s selection of the duration of the VSC, the miles selected for coverage and the type of vehicle that the consumer has purchased, with a key component being the kWh size of the battery. These VSC’s have a maximum of 10 years and 150,000 miles and cover new and used cars from model year 2017 and newer, and incudes hybrids from model year 2012 to new. Royal’s VSCs are now effective in all 50 states.

F-34

●	On October 13, 2022, EVCO entered into a Reinsurance Contract (the “Contract”) with American Bankers Insurance Company of Florida (“ABIC” or the “Ceding Company”). Royal is the Administrator of the Contract. Pursuant to the terms of the Contract, ABIC will cede 100% of the battery coverage portion of all electric vehicle service contracts to EVCO. On the same date ABIC and EVCO also entered into a Trust Agreement, whereas EVCO as the reinsurer agrees to deposit an amount equal to unearned premium reserves, plus losses reported but unpaid, plus the estimated amount of losses incurred but not reported to the trust account. Permissible investments (with a maturity of no more than five (5) years) of the assets of the Trust account include:

○	U.S. Treasury Securities
○	Cash or cash instruments
○	U.S agency issues
○	Other investments as Ceding Company approves

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners offer the resources needed for lighting, solar and electrical design projects. OED will provide its’ customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs by working with architects, engineers, facility managers, electrical contractors, and engineers.

OED is developing a product branded OZOP ARC. OZOP ARC is an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, OZOP ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”). The consolidated financial statements include the accounts of the Company and the Company’s wholly owned subsidiaries Ozop Energy Systems, Inc., Ozop Capital Partners, Inc., Ozop Engineering and Design, Inc., Power Conversion Technologies, Inc. (“PCTI”), Ozop LLC, Ozop HK and Spinus, LLC (“Spinus”). All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

F-35

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash and cash equivalent balances may, at certain times, exceed federally insured limits. The Company has no cash equivalents at December 31, 2023, and 2022.

Sales Concentration and credit risk

Following is a summary of customers who accounted for more than ten percent (10%) of the Company’s revenues for the years ended December 31, 2023, and 2022, and their accounts receivable balance as of December 31, 2023:

	Sales % Year Ended December 31, 2023	Sales % Year Ended December 31, 2022	Accounts receivable balance December 31, 2023
Customer A	-	38%	$-
Customer B	87%	22%	$-

Accounts Receivable

The Company records accounts receivable at the time products and services are delivered. An allowance for losses is established through a provision for losses charged to expenses. Receivables are charged against the allowance for losses when management believes collectability is unlikely. The allowance (if any) is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectability of the accounts and prior loss experience.

Inventory

Inventories are valued at the lower of cost or net realizable value, with cost determined on the first-in, first-out basis. Inventory costs consist of finished goods. In evaluating the net realizable value of inventory, management also considers, if applicable, other factors, including known trends, market conditions, currency exchange rates and other such issues. Based on current market conditions related to solar panels including but not limited to reduced selling prices in the industry and the abundance of inventory supply in the market, management determined that the net realizable value of certain of the Company’s inventory required a lower of cost or market adjustment of $1,495,978 to the historical cost of inventory purchases for the year ended December 31, 2023. Finished goods inventories as of December 31, 2023, and 2022, were $1,089,979 and $3,601,026, respectively.

Purchase concentration

OES purchases finished renewable energy products from its’ suppliers. For the year ended December 31, 2023, there was one supplier that accounted for 100%. For the year ended December 31, 2022, there were two suppliers that accounted for 61% and 16.3%, respectively. There are only a handful of major suppliers, and we currently have supply arrangements with some of those vendors. One of these vendors requires a 20% down payment with the balances due on shipment and delivery, while other vendors terms are due immediately prior to delivery. We also buy product from other distributors if we are not able to purchase direct from the manufacturer. If we are unable to continue to use and/or find alternative suppliers, when we cannot buy direct, it may have a material negative effect on our business.

F-36

Property, plant, and equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. The estimated useful lives of property and equipment is as follows:

Building	10-25 years
Office furniture and equipment	3-5 years
Warehouse equipment	7 years

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, from the commercial sales of products by: (1) identify the contract (if any) with a customer; (2) identify the performance obligations in the contract (if any); (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract (if any); and (5) recognize revenue when each performance obligation is satisfied. The Company has no outstanding contracts with any of its’ customers. The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product and is based on the applicable shipping terms.

For contracts with customers, ownership of the goods and associated revenue are transferred to customers at a point in time, generally upon shipment of a product to the customer or receipt of the product by the customer and without significant judgments. Any advance payments are recorded as current liability until revenue is recognized.

For the periods covered herein, we did not have post shipment obligations such as training or installation, customer acceptance provisions, credits and discounts, rebates and price protection, or other similar privileges.

The following table disaggregates our revenue by major source for the years ended December 31, 2023, and 2022:

	Years ended December 31,
	2023	2022
Sourced and distributed products	$4,544,855	$16,537,350
OED Installations	215,850	92,100
Total	$4,760,705	$16,629,450

Revenues from sourced and distributed products are purchased from suppliers as finished goods and the Company currently brings the finished goods into a third-party warehouse to fill orders as well as to build inventory for future sales orders.

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as incurred. For the years ended December 31, 2023, and 2022, the Company recorded advertising and marketing expenses of $64,616 and $51,441, respectively.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the years ended December 31, 2023, and 2022, the Company recorded $6,865 and $-0- of research and development expenses, respectively.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

F-37

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of this note transaction and the effective conversion price embedded in this note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-10. In the period in which the component meets held-for-sale or discontinued operations criteria the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations.

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as net income (loss) from discontinued operations in the accompanying consolidated financial statements for the years ended December 31, 2023, and 2022. For additional information, see Note 14- Discontinued Operations.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Our CEO and Chairman holds sufficient shares of the Company’s voting preferred stock that give sufficient voting rights under the articles of incorporation and bylaws of the Company such that the CEO and Chairman can at any time unilaterally vote to increase the number of authorized shares of common stock of the Company, without the need to call a general meeting of common shareholders of the Company.

F-38

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial Instruments Classified as Liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other income (expenses).

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
●	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3 - Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

From time to time, certain of the Company’s embedded conversion features on debt and outstanding warrants have been treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to fully settle conversion features of the instruments if exercised. In this case, the Company utilized the latest inception date sequencing method to reclassify outstanding instruments as derivative instruments. These contracts were recognized at fair value with changes in fair value recognized in earnings until such time as the conditions giving rise to such derivative liability classification were settled.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable and accrued expenses and certain notes payable approximate their fair values because of the short maturity of these instruments.

The following table represents the Company’s derivative instruments that are measured at fair value on a recurring basis as of December 31, 2023, and 2022, for each fair value hierarchy level:

December 31, 2023	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$1,216,078	$1,216,078

December 31, 2022	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$4,314,270	$4,314,270

F-39

Leases

The Company accounts for leases under ASU 2016-02 (see Note 13), applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. We allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company used an incremental borrowing rate of 7.5%, for the existing lease, based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized pursuant to on a straight-line basis over the lease term and is included in rent in the consolidated statements of operations.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Segment Policy

The Company has no reportable segments as it operates in one segment; renewable energy.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of December 31, 2023, and 2022, the Company’s dilutive securities are convertible into approximately 9,749,983,678 and 8,332,973,619, respectively, shares of common stock. The following table represents the classes of dilutive securities as of December 31, 2023, and 2022:

	December 31, 2023	December 31, 2022
Convertible preferred stock(1)	8,222,270,100	7,156,913,024
Unexercised common stock purchase warrants(1)	1,107,024,518	1,047,024,518
Convertible notes payable(1)	41,132,251	13,359,707
Promissory notes payable (1)	379,556,809	115,676,370
	9,749,983,678	8,332,973,619

(1)	The potentially dilutive shares included in the above table are limited whereby the conversion or exercise cannot result in the beneficial owner holding more than 4.99% of the then outstanding shares of common stock subsequent to any conversion or exercise. These shares were excluded from the diluted per share calculation because the effect of including these potential shares was anti-dilutive due to the Company’s net loss position.

F-40

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging —Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company does not believe the adoption of the ASU will have a material impact on the Company’s financial position, results of operations or cash flows.

Other than the above, there have been no recent accounting pronouncements or changes in accounting pronouncements during the period ended December 31, 2023, that are of significance or potential significance to the Company.

NOTE 4 – PROPERTY AND EQUIPMENT

The following table summarizes the Company’s property and equipment:

	December 31, 2023	December 31, 2022
Office equipment	$224,733	$222,571
Building and building improvements	600,000	600,000
Less: Accumulated Depreciation	(205,834)	(110,956)
Property and Equipment, Net	$618,899	$711,615

Depreciation expense was $94,878 and $66,027 for the years ended December 31, 2023, and 2022, respectively.

NOTE 5 - CONVERTIBLE NOTES PAYABLE

On July 10, 2020, PCTI (the accounting acquirer) assumed the balance of a past-due 15% convertible note issued by the Company on September 13, 2017. As of December 31, 2023, and 2022, the outstanding principal balance of this note was $25,000.

NOTE 6 – DERIVATIVE LIABILITIES

The Company determined the conversion feature of the convertible notes, which all contain variable conversion rates, represented an embedded derivative since the notes were convertible into a variable number of shares upon conversion. Accordingly, the notes are not considered to be conventional debt under ASC 815 and the embedded conversion feature was bifurcated from the debt host and accounted for as a derivative liability.

At any given time, certain of the Company’s embedded conversion features on debt and outstanding warrants may be treated as derivative liabilities for accounting purposes under ASC 815-40 due to insufficient authorized shares to settle these outstanding contracts. Pursuant to SEC staff guidance that permits a sequencing approach based on the use of ASC 815-15-25 which provides guidance for contracts that permit partial net share settlement. The sequencing approach may be applied in one of two ways: contracts may be evaluated based on (1) earliest issuance date or (2) latest maturity date. Pursuant to the sequencing approach, the Company evaluates its contracts based upon the latest maturity date.

F-41

The Company valued the derivative liabilities at December 31, 2023, and 2022, at $1,216,078 and $4,314,270, respectively. For the derivative liability associated with convertible notes, the Company used the Monte Carlo simulation valuation model with the following assumptions as of December 31, 2023, and 2022, risk free interest rates at 5.26% and 4.76%, respectively, and volatility of 48% and 71%, respectively. During the year ended December 31, 2023, the Company issued 60,000,000 warrants in conjunction with the extension of a note payable. The Company recorded a discount to notes payable of $113,921 with the offset to derivative liabilities for the initial fair value of the warrants based on the Black-Scholes option pricing model. The following assumptions were utilized in the initial Black-Scholes valuation of issued warrants during the year ended December 31, 2023, risk free interest rate of 4.72%, volatility of 72%, and an exercise price of $0.0019. During the year ended December 31, 2022, the Company issued 375,000,000 warrants in conjunction with the extension of certain notes payable. The Company recorded a discount to notes payable of $2,550,000 with the offset to derivative liabilities for the initial fair value of the warrants based on the Black-Scholes option pricing model. The following assumptions were utilized in the initial Black-Scholes valuation of issued warrants during the year ended December 31, 2022, risk free interest rate of 4.45%, volatility of 509%, and an exercise price of $0.0067.

The following assumptions were utilized in the Black-Scholes valuation of outstanding warrants as of December 31, 2023, and 2022, risk free interest rate of 4.3% to 5.26%, and 4.39% to 4.73%, respectively, volatility of 48% to 99%, and 109% to 272%, respectively, and exercise prices of $0.0019 to $0.15.

A summary of the activity related to derivative liabilities for the years ended December 31, 2023, and 2022, is as follows:

	Derivative liabilities associated with warrants	Derivative liabilities associated with convertible notes	Total derivative liabilities

Balance January 1, 2022	$20,938,755	$27,946	$20,966,701
Fair value of issuances during the year	2,550,000	-	2,550,000
Change in fair value	(19,203,355)	924	(19,202,431)
Balance December 31, 2022	4,285,400	28,870	4,314,270
Fair value of issuances during the year	113,921	-	113,921
Change in fair value	(3,212,245)	132	(3,212,113)
Balance December 31, 2023	$1,187,076	$29,002	$1,216,078

NOTE 7 – NOTES PAYABLE

The Company has the following note payables outstanding:

	December 31, 2023	December 31, 2022

Note payable, interest at 8%, matured January 5, 2020, in default	$45,000	$45,000
Other, due on demand, interest at 6%, currently in default	50,000	50,000
Note payable $750,000 face value, interest at 12%, matured August 24, 2021, in default	375,000	375,000
Note payable $389,423 face value, interest at 15%, matures November 6, 2025, net of discount of $105,220 (2023)	284,203	389,423
Note payable $1,000,000 face value, interest at 12%, matured November 13, 2021, in default	1,000,000	1,000,000
Note payable $2,200,000 face value, interest at 15%, matures October 31, 2024, net of discount of $141,667 (2023) and $311,667 (2022)	2,058,333	1,888,333
Note payable $11,110,000 face value, interest at 15%, matures October 31, 2024, net of discount of $708,333 (2023) and $1,558,333 (2022)	10,401,667	9,551,667
Note payable $3,300,000 face value, interest at 15%, matures October 31, 2024, net of discount of $212,500 (2023) and $467,500 (2022)	3,087,500	2,832,500
Note payable $3,020,000 face value, matured March 31, 2023, net of discount of $-0- (2023) and $181,818 (2022), in default	1,820,000	2,588,182
Sub- total notes payable, net of discount	19,121,703	18,720,105
Less long-term portion, net of discount	284,203	14,272,500
Current portion of notes payable, net of discount	$18,837,500	$4,447,605

F-42

On November 11, 2022, the Company entered into a non-interest bearing, $3,020,000 face value promissory note with a third-party lender with scheduled weekly payments and a maturity date of March 31, 2023. In exchange for the issuance of the $3,020,000 note, inclusive of an original issue discount of $250,000, and the reclass of $260,000 from accounts and accrued expenses the Company received proceeds of $2,510,000 on November 11, 2022, from the lender. For the year ended December 31, 2022, amortization of the original issue discount of $68,182 was charged to interest expense. During the year ended December 31, 2022, the Company repaid $250,000 of the principal of the note. During the year ended December 31, 2023, the Company paid an additional $950,000 of principal and amortization of the original issue discount of $181,818 was charged to interest expense. As of December 31, 2023, and 2022 the outstanding principal balance of this note was 1,820,000 and as of December 31, 2022, $2,770,000 with a carrying value of $2,588,182, net of unamortized discounts of $181,818. The Company is in default on the weekly payments. The Company is currently in discussions with the lender regarding an extension of the maturity date.

On December 7, 2021, the Company entered into a 12%, $3,300,000 face value promissory note with a third- party lender with a maturity date of December 7, 2022. In exchange for the issuance of the $3,300,000 note, inclusive of an original issue discount of $300,000, the Company received proceeds of $3,000,000 on December 13, 2021, from the lender. In conjunction with the note, the Company issued a warrant to purchase 75,000,000 shares of common stock at $0.039 per share (subject to adjustments) with an expiry date on the three- year anniversary of the note. For the year ended December 31, 2022, amortization of the costs of $283,250, was charged to interest expense. The fair value of the warrant calculated by the Black- Scholes option pricing method of $2,982,815 has been recorded as an initial debt discount and an initial derivative liability of $2,982,815. For the year ended December 31, 2022, amortization of the warrant discount of $2,816,275, was charged to interest expense. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued 75,000,000 warrants at an exercise price of $0.0067 and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $510,000 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the years ended December 31, 2023, and 2022, $255,000 and $42,500, respectively, was charged to interest expense. As of December 31, 2023, and 2022, the outstanding principal balance of this note was $3,300,000 with carrying values of $3,087,500 and $2,832,500, respectively, net of unamortized discounts of $212,500 and $467,500, respectively.

On March 17, 2021, the Company entered into a 12%, $11,110,000 face value promissory note with a third- party lender with a maturity date of March 17, 2022. In exchange for the issuance of the $11,110,000 note, inclusive of an original issue discount of $1,000,000 and lender costs of $110,000 the Company received proceeds of $10,000,000 on March 23, 2021, from the lender. In conjunction with the note, the Company issued a warrant to purchase 250,000,000 shares of common stock at $0.13 per share (subject to adjustments) with an expiry date on the three- year anniversary of the note. For the year ended December 31, 2022, amortization of the costs of $232,250 was charged to interest expense. The fair value of the warrant calculated by the Black- Scholes option pricing method of $33,248,433 has been recorded as an initial debt discount of $10,000,000, interest expense of $23,248,433 and initial derivative liability of $33,248,433. For the year ended December 31, 2022, amortization of the warrant discount of $2,083,333 was charged to interest expense. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued 250,000,000 warrants at an exercise price of $0.0067 and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $1,700,000 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the years ended December 31, 2023, and 2022, $850,000 and $141,667, respectively, was charged to interest expense. As of December 31, 2023, and 2022, the outstanding principal balance of this note was $11,110,000 with a carrying value of $10,401,667 and $9,551,667, respectively, net of unamortized discounts of $708,333 and $1,558,333, respectively.

F-43

On February 9, 2021, the Company entered into a 12%, $2,200,000 face value promissory note with a third- party lender with a maturity date of February 9, 2022. In exchange for the issuance of the $2,200,000 note, inclusive of an original issue discount of $200,000 the Company received proceeds of $2,000,000 on February 16, 2021, from the lender. In conjunction with the note, the Company issued a warrant to purchase 50,000,000 shares of common stock at $0.15 per share (subject to adjustments) with an expiry date on the three- year anniversary of the note. For the year ended December 31, 2022, amortization of the costs of $22,167 was charged to interest expense. The fair value of the warrant calculated by the Black- Scholes option pricing method of $17,659,506 has been recorded as an initial debt discount of $2,000,000, interest expense of $15,659,506 and initial derivative liability of $17,659,506. For the year ended December 31, 2022, amortization of the warrant discount of $221,667, was charged to interest expense. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued 50,000,000 warrants at an exercise price of $0.0067 and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $340,000 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the years ended December 31, 2023, and 2022, $170,000 and $28,333, respectively, was charged to interest expense. As of December 31, 2023, and 2022, the outstanding principal balance of this note was $2,200,000 with a carrying value of $2,058,333 and $1,888,333, respectively, net of unamortized discounts of $141,667 and $311,667, respectively.

On November 13, 2020, the Company entered into a 12%, $1,000,000 face value promissory note with a third-party due November 13, 2021. Principal payments shall be made in six instalments of $166,667 commencing 180 days from the issue date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the maturity date. The Company received proceeds of $890,000 on November 20, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $110,000. In conjunction with this note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 125,000,000 shares of common stock at an exercise price of $0.008, subject to adjustments and expires on the five-year anniversary of the issue date. The warrants issued resulted in a debt discount of $1,000,000. As of December 31, 2023, and 2022, the outstanding principal balance of this note was $1,000,000. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. As of December 31, 2023, and 2022, the accrued interest is $615,452 and $375,452, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

On November 6, 2020, the Company entered into a Settlement Agreement with the holder of $120,000 of convertible notes with accrued and unpaid interest of $8,716 and a $210,000 Promissory Noted dated June 23, 2020, with accrued and unpaid interest of $15,707. The Company issued a new 12% Promissory Note with a face value of $389,423 and a maturity date of November 6, 2023, and is in default. In conjunction with this settlement, the Company issued a warrant to purchase 60,000,000 shares of common stock at an exercise price of $0.0075, subject to adjustments and expires on the five-year anniversary of the issue date. The Company analyzed the transaction and concluded that this was a modification to the existing debt. The investor exercised the warrant on January 14, 2021. On November 6, 2023, the maturity date of the note was extended to November 6, 2025, and the interest rate was increased to 15% per annum. The Company issued 60,000,000 warrants at an exercise price of $0.0019 and with an expiration of November 6, 2026, in exchange for the extension. The warrants were valued at $113,921 by the Black-Scholes option pricing method and will be amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the year ended December 31, 2023, $8,701 was charged to interest expense. As of December 31, 2023, and 2022, the outstanding principal balance of this note was $389,423 with a carrying value of $284,203 and $389,423, respectively, net of unamortized discount of $105,220 for the year ended December 31, 2023.

F-44

On August 24, 2020 (the “Issue Date”), the Company entered into a 12%, $750,000 face value promissory note with a third-party (the “Holder”) due August 24, 2021 (the “Maturity Date”). Principal payments shall be made in six instalments of $125,000 commencing 180 days from the Issue Date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the Maturity Date. The Holder shall have the right from time to time, and at any time following an event of default, as defined on the agreement, to convert all or any part of the outstanding and unpaid principal, interest and any other amounts due into fully paid and non-assessable shares of common stock of the Company, at the lower of i) the Trading Price (as defined in the agreement) during the previous five trading days prior to the Issuance Date or ii) the volume weighted average price during the five trading days ending on the day preceding the conversion date. The Company received proceeds of $663,000 on August 25, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $87,000. In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 122,950,819 shares of common stock at an exercise price of $0.0061, subject to adjustments and expires on the five-year anniversary of the Issue Date. As of December 31, 2023, and 2022, the outstanding principal balance of this note was $375,000. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. As of December 31, 2023, and 2022, the accrued interest is $270,247 and $180,247, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

NOTE 8 – DEFERRED LIABILITY

On September 2, 2020, PCTI entered into an agreement with a third- party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. Payments are due ninety (90) days after each calendar quarter, with the first payment due on or before March 31, 2021, for revenues for the quarter ending December 31, 2020. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the note was amended, whereby in exchange for 175,000,000 shares of common stock, the royalty percentage was amended to 1.8%.

No payments have been made and the Company is in default of the agreement. On November 11, 2022, the third-party and the Company agreed to reduce the liability by $260,000 and add $260,000 to the promissory note issued on November 11, 2022. The deferred liability as of December 31, 2023, and 2022, on the consolidated balance sheet is $490,495 and $490,000, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

Employment Agreement

On July 10, 2020, pursuant to the PCTI transaction, the Company assumed an employment contract entered into on February 28, 2020, between the Company and Mr. Conway (the “Employment Agreement”). Mr. Conway’s compensation as adjusted was $20,000 per month, and effective September 1, 2021, Mr. Conway received $10,000 per month from Ozop Capital. Effective January 1, 2022, the Company entered into a new employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway received a $250,000 contract renewal bonus and will receive annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Ozop Capital increased Mr. Conway’s compensation to $20,000 per month in January 2022, OES began compensating Mr. Conway $20,000 in March 2022, and OED began compensating Mr. Conway $20,000 per month beginning in April 2022.

Management Fees and related party payables

For the years ended December 31, 2023, and 2022, the Company recorded expenses to its officers in the following amounts:

	Year ended December 31,
	2023	2022
CEO, parent	$960,000	$840,000
CEO, parent-bonus	-	250,000
Total	$960,000	$1,090,000

F-45

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Agreements

On September 1, 2021, Ozop Capital entered into an advisory agreement (the “RMA Agreement”) with Risk Management Advisors, Inc. (“RMA”). Pursuant to the terms of the RMA Agreement, RMA will assist Ozop Capital in analyzing, structuring, and coordinating Ozop Capital’s participation in a captive insurance company. RMA will coordinate legal, accounting, tax, actuarial and other services necessary to implement the Company’s participation in a captive insurance company, including, but not limited to, the preparation of an actuarial feasibility study, filing of all required regulatory applications, domicile selection, structural selection, and coordination of the preparation of legal documentation. In connection with the services listed above, Ozop Capital agreed to pay $50,000 and to issue $50,000 of shares of restricted common stock. One-half of the cash and stock were due upon the signing of the RMA Agreement. Accordingly, RMA received $25,000 and 452,080 shares of restricted common stock of the Company in September 2021. The balance of the cash and stock became due on October 29, 2021, upon the issuance of the captive insurance company’s certificate of authority from the state of Delaware. The Company has paid the $25,000 balance and recorded 637,755 shares of common stock to be issued.

On April 13, 2021, the Company agreed to engage PJN Strategies, LLC (“PJN”) as a consultant. Pursuant to the agreement, the Company agreed to compensate PJN $20,000 per month. Effective September 1, 2021, a new agreement was entered into between PJN and Ozop Capital. Pursuant to the terms of the one-year agreement Ozop Capital agreed to compensate PJN $84,000 per month. For the years ended December 31, 2023, and 2022, the Company recorded $-0- and $756,000, respectively, of consulting expenses.

On March 30, 2021, OES hired 2 individuals as Co-Directors of Sales. Pursuant to their respective offers of employment, the Company agreed to an annual salary of $130,000 with a signing bonus of $20,000 for each and to issue each 2,500,000 shares of restricted common stock upon the execution of the agreements and every 90 days thereafter for the first year as long as the employee is still employed. The Company valued the initial shares at $0.092 per share (the market price of the common stock on the date of the agreement). On July 1, 2021, the Company issued each of the Co-Directors the 2,500,000 shares due after the first ninety days of employment. The shares were valued at $0.0745 per share (the market price of the common stock on the date of the issuance). On October 1, 2021, the Company issued each of the Co-Directors the 2,500,000 shares due after the first one hundred eighty days of employment. The shares were valued at $0.0445 per share (the market price of the common stock on the date of the issuance). On January 14, 2022, the Company issued each of the Co-Directors their final 2,500,000 shares due. The shares were valued at $0.027 per share (the market price of the common stock on the date of the issuance), and $135,000 is included in stock-based compensation expense for the year ended December 31, 2022. One of the individuals resigned on January 24, 2022, and the other was terminated for cause on November 3, 2022.

On March 15, 2021, the Company entered into a consulting agreement with Aurora Enterprises (“Aurora”). Mr. Steven Martello is a principal of Aurora. Pursuant to the agreement Mr. Martello will provide strategic analysis regarding existing markets and revenue streams as well as the development of new lines of revenue. The Company agreed to a monthly retainer fee of $10,000 and to issue to Aurora or their designee 5,000,000 shares of restricted common stock. The shares were issued in April 2021. Aurora designated the shares to be issued to Pegasus Partners, Inc. The Company valued the shares at $0.1392 per share (the market price of the common stock on the date of the agreement). Effective September 30, 2022, Mr. Martello was no longer providing consulting services to the Company. For the years ended December 31, 2023, and 2022, the Company has recorded $-0- and $90,000, respectively.

F-46

On January 6, 2021, the Company entered into a consulting agreement with Ezra Green to begin on February 8, 2021. The Company agreed to issue 10,000,000 shares of restricted common stock to Mr. Green and to a monthly fee of $2,500. The Company valued the shares at $0.0076 per share (the market price of the common stock on the date of the agreement), and $76,000 was recorded as deferred stock-based compensation, to be amortized over the one-year term of the agreement. Effective April 1, 2021, the agreement was amended to $10,000 per month. Effective June 30, 2022, Mr. Green was no longer providing consulting services to the Company. For the years ended December 31, 2023, and 2022, the Company recorded consulting expenses of $-0- and $60,000, respectively.

On March 4, 2019, the Company entered into a Separation Agreement (the “Separation Agreement”) with Salman J. Chaudhry, pursuant to which the Company agreed to pay Mr. Chaudry $227,200 (the “Outstanding Fees”) in certain increments as set forth in the Separation Agreement. As of December 31, 2023, and 2022, the balance owed Mr. Chaudhry is $162,085.

On September 2, 2020, PCTI entered into an Agreement with a third-party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the agreement was amended, whereby in exchange for 175,000,000 shares of common stock, the royalty percentage was amended to 1.8% (see Note 8). As of December 31, 2023, and 2022, the Company has recorded $243,272, respectively, and is included in accounts payable and accrued expenses on the consolidated balance sheet presented herein.

Legal matters

We know of no material, existing or pending legal proceedings against our Company.

We are involved as a plaintiff in a Complaint filed in the SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN DIEGO NORTH COUNTY (the “Complaint”) on November 14, 2022. The Complaint alleges that former employees would place an order from a customer for purchase of product from OZOP with funds the exact source of which is presently unknown. OZOP alleges that next, the customer would sell that product to OZOP’s customers at a price marked up from the price for which the customer purchased from OZOP – to the benefit of Defendants and to the detriment of OZOP, their employer at the time. The Complaint further alleges that the former employees falsely represented that the price the customer was obtaining from other suppliers and therefore was willing to pay for OZOP product decreased, which allowed them to use the customer to then sell additional product to OZOP’s customers at increasingly larger margins, thus further wrongfully enriching themselves to the detriment of their employer, OZOP. The lawsuit also alleges that the employees were also making false statements to Ozop’s customers regarding the financial condition of Ozop and the lack of module inventory.

On April 4, 2024, the Company executed a Settlement Agreement (the “Settlement”) with its former employees and Your Home Solutions Corp (“YHS”). YHS and the former employees were all defendants (the “Defendants”) in the Complaint. Pursuant to the terms of the Settlement, the Defendants are to pay the Company $500,000 within 2 days of the Settlement (which was received as of April 5, 2024) and $625,000 on or before sixty (60) days from the Settlement, In exchange, the Company agreed to release all Defendants from the lawsuit upon the final and full payment of $1,125,000 and to deliver 11 containers of solar panels (see Note 17).

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 11– STOCKHOLDERS’ EQUITY

Common stock

During the year ended December 31, 2023, the Company issued 710,238,051 shares of common stock and received net proceeds of $1,828,263 after issuance costs of $58,230.

During the year ended December 31, 2022, the Company issued 148,912,372 shares of common stock and received net proceeds of $1,141,514 after issuance costs of $35,822. The Company also issued 5,000,000 shares of restricted common stock in the aggregate for services.

F-47

Preferred stock

As of December 31, 2023, 10,000,000 shares have been authorized as preferred stock, par value $0.001 (the “Preferred Stock”), which such Preferred Stock shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time.

Series C Preferred Stock

On July 7, 2020, the Company filed an Amended and Restated Certificate of Designation with the State of Nevada of the Company’s Series C Preferred Stock. Under the terms of the Amendment to Certificate of Designation of Series C Preferred Stock, 50,000 shares of the Company’s preferred remain designated as Series C Preferred Stock. The holders of Series C Preferred Stock have no conversion rights and no dividend rights. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the Holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to sixty-seven (67%) percent of the total vote. As of December 31, 2023, and 2022, there were 2,500 shares of Series C Preferred Stock issued and outstanding and the shares are held by Mr. Conway.

Series D Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series D Preferred Stock. On July 10, 2020, pursuant to the SPA with PCTI, the Company issued 18,667 shares of Series D preferred Stock to Chis, and on August 28, 2020, pursuant to Mr. Conway’s employment agreement, the Company issued 1,333 shares of Series D Preferred Stock to Mr. Conway. On July 13, 2021, the Company purchased 18,667 shares of the Company’s Series D Preferred Stock held by Chis.

On July 27, 2021, the Company filed with the Secretary of State of the State of Nevada an Amended and Restated Certificate of Designation of Series D Preferred Stock (the “Series D Amendment”). Under the terms of the Series D Amendment, 4,570 shares of the Company’s preferred stock will be designated as Series D Convertible Preferred Stock. The holders of the Series D Convertible Preferred Stock shall not be entitled to receive dividends. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing that number by the number of authorized shares of Series D Convertible Preferred Stock and multiply that result by the number of shares of Series D Convertible Preferred Stock being converted. Except as provided in the Series D Amendment or as otherwise required by law, no holder of the Series D Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action. The Series D Convertible Preferred Stock shall not bear any liquidation rights. On July 28, 2021, the Company closed on a Stock and Warrant Purchase Agreement (the “Series D SPA”). Pursuant to the terms of Series D SPA, an investor in exchange for $13,200,000 purchased one share of Series D Preferred Stock, and a warrant to acquire 3,236 shares of Series D Preferred Stock. As of December 31, 2023, and 2022, there were 1,334 shares, respectively, of Series D Preferred Stock issued and outstanding and a warrant to purchase 3,236 shares of Series D Preferred Stock are outstanding as of December 31, 2023, and 2022.

The warrant has a 15- year term and Partial Warrant Lock Up and Leak-Out Period. The Holder may only exercise the Warrant and purchase Warrant Shares as follows:

i.	Up to 162 (one hundred and sixty-two) Warrant Shares, at any time or times on or after five (5) business days from the closing of the Series D SPA (“the Initial Exercise Date”) subject to up to a maximum number of Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company and no later than on or before the 15th year anniversary of the Initial Exercise Date (“the Termination Date”); and

ii.	The Remainder of the Warrant representing up to 3,074 (three thousand and seventy-four) Warrant Shares (“Remaining Warrant Shares”) shall be locked up for a period of 36 (thirty-six) months from the Initial Exercise Date (“Lock Up Period”) and shall become exercisable at any time or times from the date that is the 36 (thirty-six) month anniversary of the Initial Exercise Date (“Lock Up Period Termination Date”) and no later than on or before the Termination Date, as follows:

a.	During every 1 (one) year period, starting on the day that is the Lock Up Period Termination Date, the Holder shall have the right to exercise the Remainder of the Warrant up to a maximum number of Remaining Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company during such given year (“Leak-Out Period”). The Leak-Out Period shall come into effect on the day that is the Lock Up Period Termination Date and remain effective on a yearly basis, for a period of 10 (ten) years thereafter, after which the Leak-Out Period will automatically terminate and become null and void. For clarity purposes the Remainder of the Warrant shall become freely exercisable at any time or times beginning on June 29, 2034, and until the Termination Date.

F-48

Series E Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series E Preferred Stock. Under the terms of the Certificate of Designation of Series E Preferred Stock, 3,000 shares of the Company’s preferred stock have been designated as Series E Preferred Stock. The holders of the Series E Convertible Preferred Stock shall not be entitled to receive dividends. No holder of the Series E Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, except as may be otherwise expressly required by law. At any time, the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Preferred Stock (“Optional Redemption”) at $1,000 (one thousand dollars) per share. The shares of Series E Preferred Stock have not been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration. As of December 31, 2023, and 2022, there were -0- shares of Series E Preferred Stock issued and outstanding, respectively.

NOTE 12 – NONCONTROLLING INTEREST

On August 19, 2021, the Company formed Ozop Capital. The Company initially owned 51% with PJN Holdings, LLC (“PJN”) owning 49%. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital. The Company presents interest held by noncontrolling interest holders within noncontrolling interest in the consolidated financial statements. On September 13, 2022, there was a change in the ownership percentages, as PJN returned 490,000 shares, representing their 49% ownership. As of that date, Ozop Capital is a wholly owned subsidiary of the Company. For the year ended December 31, 2022, Ozop Capital incurred losses of $1,217,911, of which $529,672, is the loss attributed to the noncontrolling interest for the year ending December 31, 2022. As of December 31, 2023, and 2022, the accumulative noncontrolling interest is $784,777, respectively.

NOTE 13 - OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

On April 14, 2021, the Company entered into a five-year lease which began on June 1, 2021, for approximately 8,100 square feet of office and warehouse space in Carlsbad, California, expiring May 31, 2026. Initial lease payments of $13,148 begin on June 1, 2021, and increase by approximately 2.4% annually thereafter. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 7.5%, as the interest rate implicit in most of our leases is not readily determinable. During the year ended December 31, 2021, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $702,888 for this lease. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date. The Company and the subleasee have agreed to work together regarding any existing Company inventory in the facility.

In adopting Topic 842, the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less.

F-49

Right-of- use assets are summarized below:

	December 31, 2023	December 31, 2022
Office and warehouse lease	$702,888	$702,888
Less: Accumulated amortization	(330,437)	(195,182)
Right-of-use assets, net	$372,451	$507,706

Operating lease liabilities are summarized as follows:

	December 31, 2023	December 31, 2022
Lease liability	$384,382	$517,890
Less current portion	(147,993)	(133,508)
Long term portion	$236,389	$384,382

Maturity of lease liabilities are as follows:

Amount
For the year ending December 31, 2024	$171,840
For the year ending December 31, 2025	175,942
For the year ended December 31, 2026	74,030
Total	$421,812
Less: present value discount	(37,430)
Lease liability	$384,382

The Company recorded $33,218 and $196,939 operating lease expense for the years ended December 31, 2023, and 2022, respectively.

NOTE 14 – DISCONTINUED OPERATIONS

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as a loss from discontinued operations in the accompanying consolidated financial statements for the years ended December 31, 2023, and 2022. On October 3, 2022, PCTI filed a Voluntary Petition for Non- Individuals Filing for Bankruptcy. On November 30, 2022, the Trustee filed a Notice of Abandonment of Estate Property, as it is over encumbered by the secured creditors. No objections were filed, and as such the inventory and equipment is now considered abandoned to the secured creditors to do with what they wish. In March 2023, the Trustee declared this a no-asset case and closed the bankruptcy.

The results of operations of this component, for all periods, are separately reported as “discontinued operations”. A reconciliation of the major classes of line items constituting the income (loss) from discontinued operations, net of income taxes as is presented in the Consolidated Statements of Comprehensive Loss for the years ended December 31, 2023, and 2022 are summarized below:

	Year ended December 31,
	2023	2022
Revenues	$21,451	$286,401
Cost of goods sold	-	259,828
Gross profit	21,451	26,573
Operating expenses	-	406,518
Loss on disposal of assets	-	252,538
Interest expense	-	23,262
Income (loss) from discontinued operations	$21,451	$(655,745)

F-50

There are no assets as of December 31, 2023, and 2022, as the secured lender has taken possession. Liabilities of discontinued operations are separately reported as of December 31, 2023, and 2022. All liabilities are classified as current. The following tables present the reconciliation of carrying amounts of the major classes of liabilities of the Company classified as discontinued operations in the consolidated balance sheets at December 31, 2023, and 2022:

Current liabilities

	Year ended December 31,
	2023	2022
Accounts payable and accrued liabilities	$445,565	$445,565
Current portion of notes payable	589,246	589,246
Operating lease liability	-	3,575
Deferred revenues	3,573	21,451
Total current liabilities of discontinued operations	$1,038,384	$1,059,837

On May 16, 2022, Huntington National Bank (“Huntington”) filed a Complaint for Confession of Judgment (“COJ”) against Catherine Chis (“Chis”). Chis was the former CEO of PCTI and a Guarantor on Huntington’s Letter of Credit financing (“LOC”) and a Term Loan (“Term Loan”). The Chis COJ for the LOC was for $352,415 and accrues per diem interest of $63.65, and the Chis COJ for the Term Loan was for $141,415 and accrues per diem interest of $28.60. On June 24, 2022, Huntington filed a COJ against Power Conversion Technologies, Inc (“PCTI”). The PCTI COJ for the LOC was for $354,774 and accrues per diem interest of $63.65 and the PCTI COJ for the LOC was for $142,473 and accrues per diem interest of $28.60. On July 20, 2022, Huntington assigned the PCTI judgment against PCTI to Meraki Advisors, LLC. (“Meraki”). The Company’s understanding is Meraki is a Pennsylvania limited liability company, controlled by Chis.

The Company wrote off the book value of the inventory of $237,091 and fixed assets of $15,447 during the year ended December 31, 2022, with the offset to Loss on Disposal of Assets of Discontinued Operations. Included in the Current portion of notes payable are the principal balances of Huntington’s LOC of $344,166 and Term Loan of $134,681. Accrued interest and fees on the LOC and Term Loan debt $54,256 is included in accounts payable and accrued liabilities.

NOTE 15 - INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely- than not that some or all of the deferred tax assets will not be realized.

In assessing the need for a valuation allowance, management must determine that there will be sufficient taxable income to allow for the realization of deferred tax assets. Based upon the historical and anticipated future income, management has determined that the deferred tax assets do not meet the more-likely-than-not threshold for realizability. Accordingly, there is a full valuation allowance provided against the Company’s deferred tax assets as of December 31, 2023, and 2022.

A reconciliation of the provision for income taxes determined at the U.S. statutory rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2023	2022
Pre-tax income (loss)	$(7,369,681)	$6,025,812
U.S. federal corporate income tax rate	21%	21%
Expected U.S. income tax (credit)	(1,547,633)	1,265,421
Permanent differences	315,938	(2,756,788)
Change of valuation allowance	1,231,695	1,491,367
Effective tax expense	$—	$—

F-51

The Company had deferred tax assets as follows:

	December 31, 2023	December 31, 2022
Net operating losses carried forward	$4,932,713	$3,701,018
Less: Valuation allowance	(4,932,713)	(3,701,018)
Net deferred tax assets	$—	$—

As of December 31, 2023, the Company has approximately $23,489,000 net operating loss carryforwards available to reduce future taxable income. As of December 31, 2023, and 2022, the Company has no material unrecognized tax benefits which would favourably affect the effective income tax rate in future periods and does not believe that there will be any significant increases or decreases of unrecognized tax benefits within the next twelve months. No interest or penalties relating to income tax matters have been imposed on the Company during the years ended December 31, 2023, and 2022, and no provision for interest and penalties is deemed necessary as of December 31, 2023, and 2022.

NOTE 16 – LOSS ASSOCIATED WITH EARLY TERMINATION OF VENDOR AGREEMENT

In November 2022, the Company issued a purchase order for 80 containers of solar panels to VSUN Solar USA, Inc. (“VSUN”), based solely on an order the Company received from a customer at that time. The Company had remitted a deposit to VSUN of $2,395,768 in November 2022. Because of market conditions that began to deteriorate in early 2023 in the residential solar PV market and VSUN’s refusal to negotiate a price that would enable Ozop to realize a profit on the order, the customer eventually cancelled the order in June 2023. VSUN had already shipped 40 containers out of total 80 containers to the US and the remaining 40 containers of products have not been produced by September 30, 2023. The general terms and conditions of the purchase order allowed Ozop 30 days free storage, and to be charged storage fees after the 30 days.

On November 6, 2023, the Company and VSUN entered into a Termination Agreement (the “TA”) after negotiation. Pursuant to the TA, the parties agreed to cancel the remaining unpaid and/or not fully executed purchase orders the Company issued to VSUN, and to apply part of the vendor deposits (totaling $2,525,102 paid to VSUN) to unpaid storage fees of $556,884 and to a termination fee of $1,198,198. The combined amount of storage fees and termination fee of $1,755,082 is classified separately as Loss associated with early termination of vendor agreement on the consolidated statements of operations for the year ended December 31, 2023. The remaining balance of the deposit of $770,020 is received on November 17, 2023. In addition, VSUN shall retain the above 40 containers of products in storage as a result of the early termination. The Company and VSUN shall not have any further obligations under the purchase orders which shall be terminated, and the Company shall have no liability to VSUN and VSUN shall have no liability to the Company as a result of or in connection with this termination.

NOTE 17 – SUBSEQUENT EVENTS

From January 1, 2024, through April 16, 2024, the Company sold GHS 425,975,373 shares of common stock for proceeds of $416,696 net of offering costs.

On April 4, 2024, the Company executed a Settlement Agreement (the “Settlement”) with its former employees (see Note 10) and Your Home Solutions Corp (“YHS”). YHS and the former employees were all defendants (the “Defendants”) in the Complaint. Pursuant to the terms of the Settlement, the Defendants are to pay the Company $500,000 within 2 days of the Settlement (which was received as of April 5, 2024) and $625,000 on or before sixty (60) days from the Settlement, In exchange, the Company agreed to release all Defendants from the lawsuit upon the final and full payment of $1,125,000 and to deliver 11 containers of solar panels.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

F-52

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Counsel on legality of securities being registered
10.1	Equity Financing Agreement with GHS Investments, LLC dated May 2, 2023 (2)
23.1	Consent of Prager Metis CPAs LLC
107	Filing Fee Table

(1)	Incorporated by reference to Registration Statement on Form S-1 filed on August 1, 2016

(2)	Incorporated by reference to Form 8-K filed on May 8, 2023

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

39

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

40

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 22, 2024.

Ozop Energy Solutions, Inc.

/s/ Brian Conway
By:	Brian Conway
Its:	Principal Executive Officer, Principal Accounting Officer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Brian Conway	Principal Executive Officer, Principal Accounting Officer, Secretary and Director	July 22, 2024

41